UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934

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SITE Centers Corp.
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Notice of 2024 Annual Meeting of Shareholders & Proxy Statement

SITE

In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, please be advised that SITE Centers Corp. intends to release definitive copies of the proxy statement to security holders on or about April 1, 2024.

Notice of Annual Meeting of Shareholders

To the Holders of Common Shares of SITE Centers Corp.:

The 2024 Annual Meeting of Shareholders of SITE Centers Corp. will be held as follows:

WHEN:	9:00 a.m. Eastern Time, Wednesday, May 8, 2024.

WHERE:	The Annual Meeting will be held in a virtual meeting format only, via live webcast at www.meetnow.global/MF72XG4. You will not be able to physically attend the Annual Meeting in person.

ITEMS OF BUSINESS:

• Election of eight Directors.

• Authorization of the Company’s Board of Directors to effect, in its discretion, a reverse stock split of the Company’s common shares and adoption of a corresponding amendment to the Company’s Fourth Amended and Restated Articles of Incorporation.

• Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

• Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

• Transact such other business as may properly come before the Annual Meeting.

WHO CAN VOTE:	Shareholders of record at the close of business on March 15, 2024 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment of the Annual Meeting.

VOTING BY PROXY:

• Shareholders may complete, date and sign the accompanying Proxy Card and return it in the enclosed envelope; or

• Vote their shares by telephone or over the Internet as described in the accompanying Proxy Statement.

INTERNET AVAILABILITY OF PROXY MATERIALS:	The Company’s 2024 Proxy Statement and 2023 Annual Report to Shareholders are available free of charge at www.proxydocs.com/sitc.

By order of the Board of Directors,

Aaron M. Kitlowski

Secretary

Dated: April [ ], 2024

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 8, 2024

2024 Proxy Statement Table of Contents

1. Proxy Statement Summary	1

2. Proposal One: Election of Eight Directors

Proposal Summary and Board Recommendation	7

Director Nominees for Election at the Annual Meeting	7

Transactions with the Otto Family	11

Independent Directors	11

Director Qualifications and Review of Director Nominees	11

Proxy Access	12

Majority Vote Standard	12

3. Board Governance

Board Leadership	13

Meetings of Our Board	13

Meetings of Non-Management and Independent Directors	13

Committees of Our Board	14

Risk Oversight	15

Compensation of Directors	15

Director Stock Ownership Guidelines	17

Insider Trading Policy	17

Security Ownership of Directors and Management	18

Corporate Sustainability Highlights	19

4. Proposal Two: Authorization of the Board to Effect, in its Discretion, a Reverse Stock Split of the Company’s Common Shares and Adoption of a Corresponding Amendment to the Articles of Incorporation

Proposal Summary and Board Recommendation	22

Purposes of the Reverse Stock Split	22

Determination of the Reverse Stock Split Ratio	23

Board Discretion to Implement or Abandon the Reverse Stock Split	23

Impact of the Reverse Stock Split	23

Certain Risk Factors Associated with the Reverse Stock Split	23

Practical Considerations	24

Accounting Consequences	24

No Dissenters’ Rights	25

Interests of Directors and Executive Officers	25

Procedure for Effecting Reverse Stock Split	25

5. Proposal Three: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

Proposal Summary and Board Recommendation	26

Compensation Committee Report	27

Compensation Committee Interlocks and Insider Participation	27

6. Compensation Discussion and Analysis

Overview	28

Executive Summary	28

Compensation Program Design	30

2023 Compensation Program	34

Stock Ownership Guidelines	39

Hedging and Pledging Policy	40

Executive Compensation Clawback Policy	40

Compensation-Related Risk Analysis	40

 PROXY STATEMENT SUMMARY

1. Proxy Statement Summary

This Proxy Statement Summary contains highlights and information that can be found elsewhere in this Proxy Statement as indicated by the applicable page references. This summary does not contain all of the information that you should consider, and therefore you should read the entire Proxy Statement.

2024 Annual Meeting of Shareholders

Date and Time:	Wednesday, May 8, 2024 at 9:00 a.m. Eastern Time

Location:

SITE Centers Corp. (“we,” “our,” “us,” the “Company” or “SITE Centers”) will hold its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting” or the “Annual Meeting”) in a virtual meeting format via the Internet at www.meetnow.global/MF72XG4. You will not be able to physically attend the Annual Meeting in person. For more information on how to attend and vote at the Annual Meeting, see “Frequently Asked Questions—How do I attend and vote at the virtual Annual Meeting?” on page 60 of this Proxy Statement.

Record Date:	March 15, 2024

Mail Date:

We will begin mailing this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, 2023 Annual Report and Proxy Card on or about April [ ], 2024 to all shareholders of record entitled to vote.

Voting Matters and Board Recommendations

MATTER		PAGE	BOARD RECOMMENDATION
Proposal 1:	Election of eight Directors	7	For each Director nominee
Proposal 2:	Authorization of the Company’s Board of Directors (the “Board”) to effect, in its discretion, a reverse stock split of the Company’s common shares and adoption of a corresponding amendment to the Company’s Fourth Amended and Restated Articles of Incorporation (the “Articles of Incorporation”)	22	For
Proposal 3:	Approval, on an advisory basis, of the compensation of the Company’s named executive officers	26	For
Proposal 4	Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm	54	For

How to Vote

Shareholders of record (i.e., shareholders who own shares in their own name as reflected in the records of our transfer agent, Computershare Trust Company, N.A. (“Computershare”)) may vote their shares in any of the following ways:

By Internet: To submit a proxy over the Internet, go to www.investorvote.com/sitc. You will need the control number that appears on your Notice of Annual Meeting of Shareholders and Proxy Card.

By Telephone: To submit a proxy by telephone, call toll free 1-800-652-8683. You will need the control number that appears on your Notice of Annual Meeting of Shareholders and Proxy Card.

By Mail: If you received a full paper set of proxy materials, date and sign your Proxy Card and mail it in the enclosed, postage-paid envelope. You do not need to mail the Proxy Card if you are submitting your proxy by Internet or telephone.

At the Meeting: To vote at the Annual Meeting, visit www.meetnow.global/MF72XG4. You will need the control number that appears on your Notice of Annual Meeting of Shareholders and Proxy Card.

SITE Centers Corp. ï 2024 Proxy Statement	1

 PROXY STATEMENT SUMMARY

Shareholders whose shares are held of record by a broker, bank, trust or other nominee may vote their shares by following the instructions provided by such broker, bank, trust or other nominee or at the Annual Meeting. Please note that if your shares are held of record by a broker, bank, trust or other nominee, you must register in advance in order to vote electronically at the Annual Meeting. To register in advance, you must forward a legal proxy from your broker, bank, trust or other nominee holding your shares to Computershare at legalproxy@computershare.com no later than 5:00 p.m. Eastern Time on Friday, May 3, 2024. You will receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetnow.global/MF72XG4 and enter your control number.

Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy in advance of the Annual Meeting.

2024 Director Nominees

					CURRENT COMMITTEE MEMBERSHIPS
DIRECTOR NAME	AGE	SINCE	INDEPENDENT	AUDIT	COMPENSATION	NOMINATING AND ESG	DIVIDEND DECLARATION	PRICING
Linda B. Abraham	61	2018	Yes	✔		✔
Terrance R. Ahern*	68	2000	Yes	✔	Chair		✔	✔
Jane E. DeFlorio	53	2017	Yes	Chair	✔			✔
David R. Lukes	54	2017	No				Chair	Chair
Victor B. MacFarlane	72	2002	Yes			Chair
Alexander Otto	56	2015	Yes
Barry A. Sholem	68	2022	Yes			✔
Dawn M. Sweeney	64	2018	Yes	✔	✔

*	Chairman of the Board

In accordance with Alexander Otto’s 2009 investor rights agreement and the number of our common shares owned by Alexander Otto and certain members of his family (the “Otto Family”) as of the record date for the Annual Meeting, the Otto Family was entitled to propose one Director for nomination at the Annual Meeting. The Otto Family has proposed, and the Board has nominated, Mr. Otto for election at the Annual Meeting.

Our Board strives to maintain an independent, balanced and diverse set of Directors that collectively possess the expertise to ensure effective oversight of management. Three of our Director nominees are women and one of our Director nominees is African American.

2	SITE Centers Corp. ï 2024 Proxy Statement

 PROXY STATEMENT SUMMARY

2023 Performance Highlights

The Company produced strong operating results in 2023 and continued to take advantage of favorable leasing conditions that emerged following the COVID-19 pandemic driven by an increase in demand from retailers for space and limited new supply in the markets where the Company operates. Population movements to affluent suburbs in which many of the Company’s properties are located, hybrid work environments and retailers’ efforts to pursue omnichannel distribution to customers through a combination of in-store shopping, curbside pickup and ship-from-store collectively contributed to elevated leasing activity and rent growth across the Company’s portfolio, including with respect to space vacated by tenant fallout from 2023 bankruptcies. As a result of this leasing activity, the Company had executed leases at December 31, 2023 representing approximately $14.2 million of annual base rent on a pro rata basis for which tenants’ obligations to pay rent had not yet commenced, which future rent commencements are expected to contribute to operating results in 2024 and beyond.

The Company also took important steps in 2023 in pursuit of its strategy to invest in convenience properties positioned on the curbline of well-trafficked intersections that offer enhanced opportunities for cash flow growth due to reduced operating capital expenditure requirements and their depth and mix of leasing prospects. Following significant disposition activity in the third quarter of 2023 and ongoing efforts to legally separate a number of convenience retail properties from the Company’s existing properties, in October 2023 the Company announced plans to spin off its portfolio of convenience retail properties into a new growth company called Curbline Properties Corp. (“Curbline Properties”) which is expected to occur on or about October 1, 2024. Curbline Properties is expected to be the first publicly-traded REIT exclusively focused on the convenience property sector. As part of the Company’s announcement of its plans to form Curbline Properties, the Company also disclosed that it had obtained a commitment from affiliates of Apollo, including ATLAS SP Partners, to provide a $1.1 billion mortgage facility that is expected to be funded prior to the spin-off of Curbline Properties for the purpose of repaying all of the Company’s unsecured debt, including all outstanding public notes.

Additional highlights of the Company’s 2023 accomplishments include:

Operations

• The Company signed new leases and renewals aggregating approximately 3.3 million square feet of gross leasable area (“GLA”) at the Company’s share. These leases are expected to contribute to growth in property revenues in 2024 and beyond.

• For the comparable leases executed in 2023, at the Company’s share, the Company generated positive cash leasing spreads of 29.5% for new leases and 6.5% for renewals.

• Reported annualized base rent per occupied square foot of $20.35 at December 31, 2023, as compared to $19.52 at December 31, 2022, both on a pro rata basis. The year-over-year increase was primarily due to the impact of asset sales and was also favorably impacted by property acquisitions and leasing results.

• Reported aggregate portfolio occupancy of 92.0% at December 31, 2023 compared to 92.4% at December 31, 2022, both on a pro rata basis. The year-over-year decline was primarily related to 2023 tenant bankruptcy activity and the sale of properties with higher occupancy rates, partially offset by new leasing activity and acquisitions.

• Initiated a restructuring plan to align the Company’s cost structure and technology platform with current and future expected operations. The restructuring plan is expected to lead to an annualized reduction in General and administrative and Operating and maintenance expenses and non-real estate depreciation and amortization of approximately $3.7 million.

Transactions	• Acquired 12 convenience properties for an aggregate price of approximately $165.1 million. • Sold 22 shopping centers for $966.6 million ($876.9 million at the Company’s share).
Capital Markets Activity

• Closed a five-year $380.6 million ($76.1 million at share) mortgage secured by the ten-property Dividend Trust Portfolio (“DTP”) joint venture portfolio.

• Closed a five-year $100 million mortgage secured by Nassau Park Pavilion (Princeton, NJ).

• In the second quarter of 2023, repurchased 140,633 Operating Partnership (“OP”) units in a privately negotiated transaction at an aggregate cost of $1.7 million or $12.34 per unit. Following the repurchase, the Company had no outstanding OP units.

• In the first quarter of 2023, repurchased 1.5 million of the Company’s common shares in open market transactions at an aggregate cost of $20.0 million or $13.43 per common share funded with proceeds from property dispositions.

SITE Centers Corp. ï 2024 Proxy Statement	3

 PROXY STATEMENT SUMMARY

Corporate Governance Highlights

We are committed to the highest standards of corporate governance, which we believe will ensure that the Company is managed for the long-term benefit of our stakeholders. We monitor developments and best practices in corporate governance and consider feedback from shareholders when evaluating our governance, policies and structure.

Director Elections	• Annual election of all Directors • Majority voting for Directors in uncontested elections
Board Practices

• Separate independent Chairman of the Board and Chief Executive Officer (“CEO”)

• Significant Board oversight of business strategy

• Regular executive sessions of independent Directors

• Annual executive officer succession planning discussions

• Anti-overboarding policy limiting service on other public company boards

• Mandatory Director retirement age (76 years)

• Annual Director review of enterprise risk assessment

• No ability to classify the Board without shareholder consent

Shareholder Rights

• Proxy access (3% ownership, 3 years, greater of 2 nominees or 20% of Board)

• Ability to amend Articles of Incorporation and Code of Regulations by majority vote

• Ability to call special meetings (25% of voting power)

• Ability to act by unanimous written consent

Other Policies	• Prohibition on pledging, hedging and other derivative transactions in Company securities by Directors and officers • Share ownership requirements for Directors and executive officers

Corporate Values, Human Capital and Sustainability

Our Company and its 225 employees (as of year-end 2023) are committed to being Fearless, Authentic, Curious and Thoughtful (our “Matters of FACT”) members of the community. We consider social and environmental issues in all aspects of our business, including the well-being of our employees and our impact on the communities in which our properties are located. Recent recognition includes:

Included in Newsweek’s 2024 list of America’s Most Responsible Companies.	Green Star rated by Global Real Estate Sustainability Benchmark (GRESB)

Included in Bloomberg’s 2023 Gender Equality Index. 61% of our employees and 38% of our Director nominees are women.	Recognized as a Green Lease Leader (Gold Level) by U.S. Department of Energy and The Institute for Market Transformation.

Our dedication to our community and the environment is detailed in our ninth annual Corporate Responsibility and Sustainability Report (the “CSR Report”) which was prepared in 2023 in alignment with Global Reporting Initiative (“GRI”) principles and certain Sustainability Accounting Standards Board (“SASB”) and Task Force on Climate-Related Financial Disclosures (“TCFD”) standards. Our CSR Report can be found on our website at www.sitecenters.com/sustainability. The information contained in the CSR Report is not incorporated by reference into this Proxy Statement, and you should not consider such information to be part of this Proxy Statement.

4	SITE Centers Corp. ï 2024 Proxy Statement

 PROXY STATEMENT SUMMARY

Compensation Practices

The Compensation Committee oversees the design and administration of the Company’s executive compensation programs. Our compensation programs reward executives not only for delivering superior returns but also for reducing the risk profile of the Company and achieving financial and non-financial measures of performance that enhance long-term shareholder and stakeholder value. The following are key features of our executive compensation programs.

What We Do

We tie pay to performance by making a significant portion of compensation “at risk”.

Annual incentive pay is typically based on one or more performance metrics, which are established at the beginning of each year, and individual performance.

A significant portion of the value of long-term performance incentives depends on relative shareholder return.

The Compensation Committee, which is comprised solely of independent Directors, engages an independent compensation consultant to advise it.

What We Don’t Do

We do not guarantee minimum incentive bonus awards.

We do not encourage excessive risk taking as we use different performance metrics for our annual and long-term incentive compensation programs.

We do not pay dividend equivalents on unearned equity awards subject to performance-based vesting.

We do not allow for repricing of stock options without shareholder approval.

We do not include excise tax gross-up provisions in our executive compensation arrangements.

We do not offer excessive perquisites or special health and welfare plans to executives.

Pay Aligned With Performance

Our executive compensation is aligned with Company performance. The majority of the targeted level of annualized compensation for our CEO under the September 2020 employment agreement that governed his 2023 compensation was variable and “at risk” based on performance.

*

Includes the annualized grant date fair value of the service-based restricted share units (“RSUs”) awarded in connection with the execution of Mr. Lukes’ September 2020 employment agreement and the value of service-based RSUs to be granted to Mr. Lukes annually during the term of his employment agreement.

**

Annual incentive is shown at the target level. The annual incentive payout ranges from $0 (below threshold) to $2,250,000 (maximum). Mr. Lukes can elect by October 31 of each year to receive the value of his annual incentive award for such year (payable by March 15 of the following year) in RSUs at a 20% increase.

SITE Centers Corp. ï 2024 Proxy Statement	5

 PROXY STATEMENT SUMMARY

2023 Executive Compensation

The table below summarizes 2023 compensation awarded or paid to our named executive officers as reported in the 2023 Summary Compensation Table included in this Proxy Statement. Our Compensation Committee typically establishes both quantitative and qualitative performance metrics governing our annual incentive compensation program in the first quarter of each year. In March 2023, the Compensation Committee established our 2023 annual incentive compensation program.

The 2023 annual compensation program included both a quantitative performance metric, namely Operating FFO, and subjectively-evaluated qualitative performance metrics. The quantitative metric comprised 50% of the program’s overall assessment of executive performance. The remaining 50% of the annual incentive award program involved a qualitative assessment of each named executive officer’s individual performance.

Based on the Compensation Committee’s evaluation in early 2024 of executive performance during 2023, including the Company’s achievements outlined in “2023 Performance Highlights” above, Messrs. Lukes (President and CEO), Conor M. Fennerty (Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”)) and John M. Cattonar (EVP and Chief Investment Officer (“CIO”)) and Ms. Christa A. Vesy (former EVP and Chief Accounting Officer (“CAO”)) were awarded 2023 incentive compensation payouts of $2,250,000, $900,000, $750,000 and $510,000, respectively, which represented the maximum amount of the annual incentive award opportunities provided for under their employment agreements in effect at the end of 2023. All executives received their 2023 incentive compensation payments in cash.

Of the approximately $6.7 million total compensation reported for Mr. Lukes in the 2023 Summary Compensation Table, approximately $2.6 million consisted of the grant date fair value of an annual award of performance-based RSUs, which become payable, if at all, based on the percentile rank of the Company’s total shareholder return (“TSR”) measured over a three-year period relative to an identified group of peer companies.

For more details on 2023 executive compensation, including factors considered by our Compensation Committee in evaluating the qualitative elements of the 2023 annual incentive compensation program, see the “Compensation Discussion and Analysis” section beginning on page 28 of this Proxy Statement and the 2023 Summary Compensation Table on page 41 of this Proxy Statement.

NAMED EXECUTIVE OFFICER	POSITION	SALARY	BONUS	STOCK AWARDS	NON-EQUITY INCENTIVE PLAN COMPENSATION	ALL OTHER COMPENSATION	TOTAL
David R. Lukes	President and CEO	$900,000	$0	$3,550,043	$2,250,000	$40,607	$6,740,650
Conor M. Fennerty	EVP and CFO	$575,000	$0	$1,902,419	$900,000	$18,930	$3,396,349
John M. Cattonar	EVP and CIO	$475,000	$0	$1,458,668	$750,000	$12,399	$2,696,067
Christa A. Vesy	Former EVP and CAO	$425,000	$0	$ 177,532	$510,000	$12,744	$1,125,276

Historical Say-on-Pay Voting Results

Shareholders have continued to show strong support for our executive compensation programs with approximately 95%, 97% and 94% of votes cast for the approval of the “say-on-pay” proposals at our 2021, 2022 and 2023 Annual Meetings of Shareholders, respectively.

6	SITE Centers Corp. ï 2024 Proxy Statement

2. Proposal One: Election of Eight Directors

Proposal Summary and Board Recommendation

At the Annual Meeting, unless you specify otherwise, the common shares represented by your proxy will be voted to elect the eight Director nominees identified below. If any of the Director nominees is not a candidate when the election occurs for any reason (which is not expected) and the size of our Board remains unchanged, then our Board intends that proxies will be voted for the election of a substitute Director nominee designated by our Board as recommended by the Nominating and ESG Committee.

BOARD RECOMMENDATION:

“FOR” ALL EIGHT DIRECTOR NOMINEES

Director Nominees for Election at the Annual Meeting

Our Board has nominated and recommends that shareholders vote “FOR” the election of each of the following Director nominees, each to serve a one-year term until the next annual meeting of shareholders and until a successor has been duly elected and qualified. All nominees are currently serving as Directors and were elected by the shareholders at the 2023 Annual Meeting.

LINDA B. ABRAHAM

Managing Director of Crimson Capital (early stage technology company investing and consulting)

Background: Since 2014, Ms. Abraham has served as Managing Director of Crimson Capital, which invests in and advises a broad range of early stage technology companies spanning data/analytics, cybersecurity, machine learning, e-commerce, educational technology, clean energy and healthcare. From 1999 to 2013, Ms. Abraham co-founded and served as Executive Vice President of comScore, a leader in digital measurement and analytics which went public in 2007. Ms. Abraham also served as an Independent Director and chair of the compensation committee of Carlotz, Inc., an online consignment company for used vehicles, from 2021 until 2022. Additionally, she serves on the boards of the School of Data Science at the University of Virginia and Tiger 21, a member-based organization focused on investment management and education. Ms. Abraham has been named a Fellow in the Stanford University Distinguished Careers Institute. Ms. Abraham holds a degree in Quantitative Business Analysis from Penn State University.

Qualifications: Ms. Abraham’s qualifications to serve on the Board include extensive experience as a technology entrepreneur and as an expert in consumer analytics, a field that is critical to the Company’s efforts to understand shopping patterns and merchandise mix.

DIRECTOR SINCE: 2018 AGE: 61 INDEPENDENT: YES COMMITTEES: • Audit • Nominating and ESG

SITE Centers Corp. ï 2024 Proxy Statement	7

TERRANCE R. AHERN

Chairman of the Board, SITE Centers, and Chairman Emeritus, The Townsend Group (institutional real estate consulting)

Background: Mr. Ahern served as Co-Founder, Principal and Chief Executive Officer of The Townsend Group, an institutional real estate advisory and investment management firm formed in 1986, until his retirement in May 2022 and currently serves as Chairman Emeritus. The Townsend Group serves as adviser to, or invests on behalf of, domestic and offshore public and private pension plans, endowments and foundations, and sovereign wealth funds. Mr. Ahern has also served as an Independent Director of KKR Real Estate Finance Trust since 2017. Mr. Ahern is a past member of the Young Presidents Organization, the Pension Real Estate Association (“PREA”), the National Association of Real Estate Investment Trusts (“NAREIT”), and the National Council of Real Estate Investment Fiduciaries. He is a former member of the Board of Directors of PREA and the Board of Editors of Institutional Real Estate Securities. Mr. Ahern has been a frequent speaker at industry conferences, including PREA, NAREIT and the National Association of Real Estate Investment Managers.

Qualifications: Mr. Ahern has over 35 years of real estate industry and institutional real estate consulting experience. This experience includes founding and managing a leading institutional real estate advisory and investment firm whose core skill is analyzing real estate firms and investment opportunities. This role and experience has provided Mr. Ahern with unique insight into the structure and operations of both public and private real estate companies, and into the real estate environment and capital markets in which we operate. Through his experience, Mr. Ahern has gained an understanding and knowledge of the opportunities, challenges and risks that face real estate companies, as well as the functions of a board of directors.

DIRECTOR SINCE: 2000 AGE: 68 INDEPENDENT: YES COMMITTEES: • Compensation (Chair) • Audit • Dividend Declaration • Pricing

JANE E. DEFLORIO

Managing Director (Retired), Deutsche Bank AG Retail/Consumer Sector Investment Banking Coverage (global banking and financial services company)

Background: Ms. DeFlorio was Managing Director, Deutsche Bank AG Retail/Consumer Sector Investment Banking Coverage, a division of a global banking and financial services company, from 2007 to 2013. While at Deutsche Bank, Ms. DeFlorio covered a range of mid- to large-cap retail clients. Ms. DeFlorio has served as an Independent Director and chair of the audit committee of Vivid Seats since 2021 and also served as an Independent Director of Perry Ellis International from 2014 to 2018. Ms. DeFlorio is also a member of the Board of Trustees and Chairman of the Audit and Risk Committee at The New School University in New York City. She serves on the Boards of Directors for The Parsons School of Design and the Museum at Fashion Institute of Technology. She also serves on the Advisory Council for the School of Engineering at the University of Notre Dame. Ms. DeFlorio is a graduate of the University of Notre Dame and Harvard Business School.

Qualifications: With over 15 years of experience in investment banking, primarily focusing on the retail sector, as well as her service on other public company boards, Ms. DeFlorio is uniquely qualified to advise our Board in connection with capital structure, capital allocation, strategic direction, risk management, financial matters, shareholder value creation and strategic opportunities.

DIRECTOR SINCE: 2017 AGE: 53 INDEPENDENT: YES COMMITTEES: • Audit (Chair) • Compensation • Pricing

8	SITE Centers Corp. ï 2024 Proxy Statement

DAVID R. LUKES

President and Chief Executive Officer, SITE Centers

Background: Mr. Lukes was named President and Chief Executive Officer of SITE Centers in March 2017. Mr. Lukes previously served as Chief Executive Officer of Equity One, Inc. (“Equity One”), an owner, developer, and operator of shopping centers, as well as a member of Equity One’s Board of Directors, from 2014 until 2017. Prior to joining Equity One, Mr. Lukes served as President and Chief Executive Officer of Sears Holding Corporation affiliate Seritage Realty Trust, a real estate company, from 2012 through 2014. In addition, Mr. Lukes served as the President and Chief Executive Officer of Olshan Properties (formerly Mall Properties, Inc.), a privately owned real estate firm that specializes in the development, acquisition and management of commercial real estate, from 2010 to 2012. From 2002 to 2010, Mr. Lukes served in various senior management positions at Kimco Realty Corporation, including serving as its Chief Operating Officer from 2008 to 2010. Mr. Lukes also serves as President, Chief Executive Officer and Director of Retail Value Inc. (“RVI”), which previously owned and operated shopping centers located in the continental U.S. and is managed by SITE Centers, and as a Director of Citycon Oyj, an owner and operator of shopping centers located in the Nordic region, the shares of which are traded on the Nasdaq Helsinki stock exchange. Mr. Lukes holds a Bachelor of Environmental Design from Miami University, a Master of Architecture from the University of Pennsylvania and a Master of Science in Real Estate Development from Columbia University. Mr. Lukes also serves as a member of the Advisory Board of Governors of NAREIT.

Qualifications: Mr. Lukes’ qualifications to serve on the Board include his position as a member of the Company’s senior management, his prior experiences as chief executive and director of other shopping center owners and operators, his familiarity with the retail real estate investment trust (“REIT”) industry and his extensive expertise and experience in retail real estate development and operations.

DIRECTOR SINCE: 2017 AGE: 54 INDEPENDENT: NO COMMITTEES: • Dividend Declaration (Chair) • Pricing (Chair)

VICTOR B. MACFARLANE

Chairman and Chief Executive Officer, MacFarlane Partners (real estate investments)

Background: Mr. MacFarlane is Chairman and Chief Executive Officer of MacFarlane Partners, which he founded in 1987 to provide real estate investment management services to institutional investors and has more than 40 years of real estate investment experience. Mr. MacFarlane has served as an Independent Director of Veris Residential, Inc. since 2021 and currently serves on its audit committee and compensation committee. Mr. MacFarlane is a co-founder and emeritus board member of the Real Estate Executive Council, a member and former Trustee of the Urban Land Institute and a member and former Director of PREA.

Qualifications: Mr. MacFarlane brings to our Board three decades of experience as a chief executive officer of a real estate investment and advisory firm and over 40 years of experience in the areas of real estate investment, corporate finance, portfolio management and risk management. His extensive managerial experience as well as his knowledge of the real estate and private capital industries provide our Board with an expansive view on issues impacting the Company and our corporate strategy.

DIRECTOR SINCE: 2002 AGE: 72 INDEPENDENT: YES COMMITTEES: • Nominating and ESG (Chair)

SITE Centers Corp. ï 2024 Proxy Statement	9

ALEXANDER OTTO

Chief Executive Officer, ECE Group GmbH & Co. KG (commercial real estate company, Hamburg, Germany)

Background: Mr. Otto has served as the Chief Executive Officer of ECE Group GmbH & Co. KG, a commercial real estate company based in Hamburg, Germany that manages assets in Europe, since 2000. Mr. Otto is a graduate of St. Clare’s, Oxford, Harvard College and Harvard Business School. Mr. Otto is a member of the boards of directors, or equivalent governing bodies, of privately held companies Otto Group and Peek & Cloppenburg KG. Mr. Otto served as a director of publicly traded company Deutsche EuroShop AG, which owns and operates retail real estate assets in Europe, from 2002 until 2022 and of Sonae Sierra Brasil S.A., which owns and operates retail real estate assets in Brazil, from 2014 until 2019. Additionally, Mr. Otto is the Chairman of Lebendige Stadt (Vibrant City) Foundation, HSV Campus gemeinnützige GmbH and the Alexander Otto Sportstiftung Foundation, is a member of the board of the Harvard Global Advisory Council and, together with his wife, established the Dorit and Alexander Otto Foundation.

Qualifications: Mr. Otto has more than 25 years of experience in the shopping center business. This experience includes serving as a real estate analyst with a focus on financial analysis and appraisals of shopping centers, as well as a development manager and leasing executive for large shopping centers. These qualifications and his experience as the CEO of a leading private European shopping center company enable Mr. Otto to provide particular insights to the Board regarding the Company’s corporate strategy, the continual optimization of the Company´s operations, transactional activity and general management.

DIRECTOR SINCE: 2015 AGE: 56 INDEPENDENT: YES

BARRY A. SHOLEM

Founder and Chairman, MSD Real Estate

Background: Mr. Sholem joined MSD Capital, L.P., the family office of Michael and Susan Dell, in 2004 and currently serves as Founder and Chairman of MSD Real Estate. From 1995 until 2000, Mr. Sholem was Chairman of DLJ Real Estate Capital Partners, a $2 billion real estate fund that he co-founded and that invested in a broad range of real estate-related assets, and a Managing Director at Credit Suisse First Boston, an investment bank. Since 2023, Mr. Sholem has served as an Independent Director and a member of the nominating and corporate governance committee of Hudson Pacific Properties, Inc. From 2018 until 2022, Mr. Sholem served as a Director of RVI and as a member of its audit, corporate governance and executive committees. From 1998 to 2018, Mr. Sholem served as a Director of the Company, where he served as a member of several board committees. Mr. Sholem is active in Urban Land Institute (“ULI”), the International Council of Shopping Centers (“ICSC”), the University of California, Berkeley Real Estate Advisory Board, Brown University President’s Leadership Council and the Business Roundtable.

Qualifications: Mr. Sholem’s qualifications to serve on the Board include years of experience leading the real estate groups of investment firms. In addition, he brings a broad understanding of the social and political issues facing the Company through his involvement with ULI and ICSC.

DIRECTOR SINCE: 2022 AGE: 68 INDEPENDENT: YES COMMITTEES: • Nominating and ESG

10	SITE Centers Corp. ï 2024 Proxy Statement

DAWN M. SWEENEY

Advisor and Principal, New England Consulting Group (marketing management consulting)

Background: Ms. Sweeney has served as an advisor and principal of the New England Consulting Group since 2020, focusing on the group’s restaurant and association practices. She has also served as a strategic partner with JLL since 2022 as part of the Non-Profit and Association practice group. Additionally, she serves as an Executive in Residence at The Georgetown University’s McDonough School of Business. Ms. Sweeney served as the President and Chief Executive Officer of the National Restaurant Association, the chief business and national trade association for the restaurant and foodservice industry, from 2007 until her retirement in 2019. Since September 2022, Ms. Sweeney has served as an Independent Director, chair of the compensation, nominating and governance committee and member of the audit committee of Riv Capital, a company listed on the Canadian Securities Exchange. Ms. Sweeney also serves as chair of the board of directors of MedStar’s National Medical Rehabilitation Hospital. Ms. Sweeney earned a Bachelor of Science in Government from Colby College and a Masters of Business Administration in Marketing from The George Washington University.

Qualifications: Ms. Sweeney’s qualifications to serve on the Board include her extensive managerial experience and her success in building revenues, improving organizational culture and sustaining organizational growth as well as her recognition as a leader in the restaurant and foodservice industry.

DIRECTOR SINCE: 2018 AGE: 64 INDEPENDENT: YES COMMITTEES: • Audit • Compensation

Transactions with the Otto Family

In 2009, we entered into a stock purchase agreement with Mr. Alexander Otto pursuant to which the Otto Family purchased common shares of the Company. In connection with this transaction, we also entered into an investor rights agreement with Mr. Otto under which he has a right to nominate an individual for election to our Board depending on the Otto Family’s level of ownership in the Company. Specifically, if the Otto Family beneficially owns more than 7.5% of our outstanding common shares as of the record date for the applicable meeting of shareholders, our Board will nominate one person recommended by the Otto Family who is suitable to us to become a member of our Board.

As of March 15, 2024, the record date for the Annual Meeting, to our knowledge the Otto Family beneficially owned approximately 13.4% of our outstanding common shares. In accordance with the investor rights agreement, the Otto Family has proposed, and our Board has nominated, Mr. Otto for election at the Annual Meeting.

Independent Directors

Our Board has affirmatively determined that all Directors who served during 2023 (except for Mr. Lukes) were, and all Directors nominated by the Board for election in 2024 (except for Mr. Lukes) are, independent within the meaning of the rules of the New York Stock Exchange (“NYSE”) and, as applicable, the rules of the Securities and Exchange Commission (“SEC”), including with respect to the applicable Director’s service on the Compensation Committee and/or the Audit Committee. Our Corporate Governance Guidelines provide that our Board will be comprised of a majority of independent Directors and that only those Directors or Director nominees who meet the listing standards of the NYSE will be considered independent. Our Board reviews annually the relationships that each Director or Director nominee has with us (either directly or indirectly), and only those Directors or Director nominees whom our Board affirmatively determines have no material relationship with us will be considered independent.

Director Qualifications and Review of Director Nominees

The Nominating and ESG Committee periodically reviews the composition of our Board as a whole and recommends, if necessary, actions to be taken so that our Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for our Board as a whole and contains at least the minimum number of independent Directors required by applicable laws and regulations and our Corporate Governance Guidelines. The Nominating and ESG Committee is responsible for ensuring that the composition of our Board appropriately reflects the needs of our business and, in furtherance of this goal, proposing the addition of Directors and requesting the resignation of Directors for purposes of ensuring the requisite skill sets and commitment of the Directors to actively participate in Board and committee meetings. Directors should possess such attributes and experience as are necessary to provide a broad range of personal

SITE Centers Corp. ï 2024 Proxy Statement	11

characteristics including diversity, management skills, and real estate and general business experience. Directors should commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as participate in other matters necessary to ensure we are well-positioned to engage in best corporate governance practices.

In evaluating a Director candidate, the Nominating and ESG Committee considers factors that are in the best interests of the Company and its shareholders, including the knowledge, experience, integrity and judgment of each candidate; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies that our Board desires to have represented; each candidate’s ability to devote sufficient time and effort to his or her duties as a Director; independence and willingness to consider all strategic proposals; any other criteria established by our Board and any core competencies or real estate expertise necessary to staff Board committees. In addition, the Nominating and ESG Committee will consider potential members’ qualifications to be independent under the NYSE listing standards in accordance with our Corporate Governance Guidelines, and will assess whether a candidate possesses the integrity, judgment, knowledge, experience, skills, and expertise that are likely to enhance our Board’s ability to oversee our affairs and business, including, when applicable, to enhance the ability of committees of our Board to fulfill their duties.

The Nominating and ESG Committee will consider suggestions forwarded by shareholders to our Secretary concerning qualified candidates for election as Directors. To recommend a prospective candidate for the Nominating and ESG Committee’s consideration and potential recommendation to the Board for nomination for Director, a shareholder may submit the candidate’s name and qualifications to our Corporate Secretary at the following address: 3300 Enterprise Parkway, Beachwood, Ohio 44122. The Nominating and ESG Committee has not established specific minimum qualifications that a candidate must have to be recommended to our Board. However, in determining qualifications for new Directors, the Nominating and ESG Committee considers those guidelines described above. The Nominating and ESG Committee will consider a pool of potential Board candidates established from recommendations from shareholders and third parties, including management and current Directors, as well as pursuant to the investor rights agreement described above under the caption “Transactions with the Otto Family.” The Nominating and ESG Committee may, in its discretion, retain a search consultant to supplement the pool of potential Board candidates considered for nomination.

Our Code of Regulations sets forth the requirements with respect to the nomination of candidates for Director by shareholders.

Proxy Access

Our Code of Regulations provides proxy access pursuant to which a shareholder or group of up to 20 shareholders satisfying specified eligibility requirements may include Director nominees in our proxy materials for annual meetings. To be eligible to use proxy access, such shareholders must, among other requirements:

•	have owned common shares equal to at least 3% of the aggregate of our issued and outstanding common shares continuously for at least three years;

•	represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control and that such shareholders do not presently have such intent; and

•

provide a notice requesting the inclusion of Director nominees in our proxy materials and provide other required information to us not more than 150, or less than 120, days prior to the anniversary of the date that we issued our proxy statement for the prior year’s annual meeting of shareholders (unless the date for the upcoming annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting in which case the notice must be received not later than the close of business on the later of the 150th calendar day prior to such annual meeting and the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made).

The maximum number of Director nominees that may be submitted pursuant to these provisions may not exceed 20% of the number of Directors then in office but in no event shall such maximum number be less than two.

Majority Vote Standard

Consistent with best corporate governance practices, the Articles of Incorporation provide for a majority vote standard in uncontested elections and a plurality vote standard in contested elections of Directors. An election of Directors is contested when the number of nominees for election as a Director exceeds the number of Directors to be elected. Under a majority vote standard, each vote is specifically counted “For” or “Against” the Director nominee’s election and an affirmative majority of the total number of votes cast “For” or “Against” a Director nominee will be required for election. Shareholders are entitled to abstain with respect to the election of a Director nominee. With respect to the election of Directors, broker non-votes and abstentions will not be considered votes cast at the Annual Meeting and will be excluded in determining the number of votes cast at the Annual Meeting.

12	SITE Centers Corp. ï 2024 Proxy Statement

3. Board Governance

Board Leadership

Mr. Ahern serves as Chairman of the Board. The position of Chairman of the Board is a non-executive officer position and is expected to be held by a non-management, independent Director. The Chairman of the Board has the following responsibilities, among others as may be determined by our Board:

•	Ensure that our Board fulfills its oversight and governance responsibilities;

•	Consult and advise on any operational matters as requested by our CEO;

•	Serve as liaison between the Company’s management and the non-management Directors;

•	Coordinate the Board’s review of, and input on, the Company’s strategic plan;

•	Assist the Nominating and ESG Committee on corporate governance matters, such as the nomination of Board members, committee membership and rotation, and management succession planning;

•	Preside over meetings of our shareholders if the President is unavailable; and

•	Provide leadership to our Board and set the agenda for, and preside over, Board meetings and executive sessions of the independent and non-management Directors.

We believe that an independent Chairman of the Board, separate from our CEO, recognizes the time, effort and commitment that our CEO is required to devote to his position and to fulfill his responsibilities and the independent oversight required by our Chairman of the Board. This structure also enables our Board as a whole to fulfill its responsibility to oversee the risks presented by the Company’s long-term strategy, business plan and model.

Meetings of Our Board

During the fiscal year ended December 31, 2023, our Board held five meetings and undertook nine written actions. Each of our Directors attended at least 75% of the aggregate of (i) the number of meetings of the Board that were held during the period that such person served on the Board and (ii) the number of meetings of committees of the Board held during the period that such person served on such committee. As stated in our Corporate Governance Guidelines, all Directors are expected to attend the Annual Meeting. All of our Directors nominated for election virtually attended the Annual Meeting of Shareholders in May 2023. Our Board conducts and reviews its operations through a self-assessment process on an annual basis.

Meetings of Non-Management and Independent Directors

The non-management Directors meet in executive session in conjunction with each regularly scheduled Board meeting. These meetings are chaired by the Chairman of the Board. In addition, as required by our Corporate Governance Guidelines, the independent Directors meet at least once per year to the extent our Board includes one or more non-management Directors who are not independent.

SITE Centers Corp. ï 2024 Proxy Statement	13

Committees of Our Board

During 2023, our Board had the committees described below. Our Board has approved the written charters of the Audit Committee, the Compensation Committee and the Nominating and ESG Committee, which, along with our Corporate Governance Guidelines, are posted on our website at www.sitecenters.com, under “Governance” in the “Investor Relations” section. Each of the Audit Committee, Compensation Committee and Nominating and ESG Committee conducts a self-evaluation and review of its charter annually and reports the results of these evaluations and reviews to our Board. The information contained on or accessible through our website is not incorporated by reference into this Proxy Statement, and you should not consider such information to be part of this Proxy Statement.

Audit Committee

Responsibilities: The Audit Committee assists our Board in overseeing: the integrity of our financial statements; our compliance with legal and regulatory requirements; our independent registered public accounting firm’s qualifications and independence; the performance of our internal audit function and our independent registered public accounting firm; the assessment and management of enterprise risk; and management’s initiatives and practices with respect to information technology and cybersecurity. The Audit Committee also prepares the Audit Committee Report included in our annual proxy statement.

Independence: All of the members of the Audit Committee are independent as defined in the rules and regulations of the SEC and the NYSE listing standards, including with respect to service on the Audit Committee. Our Board has determined that each current member of the Audit Committee and each member that served on the Audit Committee in 2023 is an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the federal securities laws other than Ms. Abraham, who otherwise meets audit committee financial literacy requirements.

Meetings: The Audit Committee held six meetings in 2023.

Members: • Ms. DeFlorio (Chair) • Mr. Ahern • Ms. Abraham • Ms. Sweeney

Compensation Committee

Responsibilities: The Compensation Committee: reviews and approves compensation for our executive officers; reviews and recommends to our Board compensation for Directors; oversees the Company’s equity compensation and executive benefit plans; and reviews and discusses with management the Compensation Discussion and Analysis and produces the Compensation Committee Report in our annual proxy statement. The Compensation Committee engages a compensation consultant to assist in the design of the executive compensation program and the review of its effectiveness, as further described below under the caption “Compensation Discussion and Analysis.” The CEO makes recommendations to the Compensation Committee regarding compensation for executive officers other than himself for approval by the Compensation Committee, and the Compensation Committee delegates to senior management the authority to administer certain aspects of the compensation program for non-executive officers, including certain equity award grant authority subject to the requirements of applicable law and the terms of our equity plan.

Independence: All of the members of the Compensation Committee are independent as defined in the rules and regulations of the SEC and the NYSE listing standards, including with respect to service on the Compensation Committee.

Meetings: The Compensation Committee held five meetings and took written action on four occasions in 2023.

Members: • Mr. Ahern (Chair) • Ms. DeFlorio • Ms. Sweeney

14	SITE Centers Corp. ï 2024 Proxy Statement

Nominating and ESG Committee

Responsibilities: The Nominating and ESG Committee: identifies individuals qualified to become members of our Board and recommends to our Board the persons to be nominated as Directors at each annual meeting of shareholders; recommends to our Board qualified individuals to fill vacancies on our Board; reviews and recommends to our Board qualifications for committee membership and committee structure and operations; recommends Directors to serve on each committee; develops and recommends to our Board corporate governance policies and procedures in compliance with the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act and other rules and regulations relating to our corporate governance; receives periodic reports from management on our ESG initiatives and related topics; reviews and makes recommendations regarding any waivers under our Code of Business Conduct and Ethics with respect to officers and Directors; and leads our Board in its annual review of the performance of our Board.

Independence: All of the members of the Nominating and ESG Committee are independent as defined in the NYSE listing standards.

Meetings: The Nominating and ESG Committee held three meetings in 2023.

Members: • Mr. MacFarlane (Chair) • Ms. Abraham • Mr. Sholem

Dividend Declaration Committee

Responsibilities: As may be authorized by the Board, the Dividend Declaration Committee determines if and when we should declare dividends on our capital shares and the amount thereof, consistent with the dividend policy adopted by our Board.

Meetings: The Dividend Declaration Committee did not meet during 2023. The Dividend Declaration Committee took written action on four occasions in 2023.

Members: • Mr. Lukes (Chair) • Mr. Ahern

Pricing Committee

Responsibilities: The Pricing Committee (or duly appointed subcommittee thereof) is authorized to approve the timing, amount, price and terms of offerings of our debt and equity securities.

Meetings: The Pricing Committee did not meet in 2023.

Members: • Mr. Lukes (Chair) • Mr. Ahern • Ms. DeFlorio

Risk Oversight

Management is responsible for the day-to-day management of risks, while the Board, as a whole and through our Audit Committee, is responsible for overseeing the risk assessment and risk management functions of the Company. The Board has delegated responsibility for reviewing our policies with respect to risk assessment and risk management to our Audit Committee through its charter. The Board has determined that this oversight responsibility can be most efficiently performed by our Audit Committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions, systems of internal control over financial reporting, security of information technology systems and data, and legal, ethical and regulatory compliance. Our Audit Committee regularly reports to the Board with respect to its oversight of these areas.

Compensation of Directors

Director Compensation Program

During 2023, our non-employee Directors were compensated in the form of an annual cash retainer and an annual equity retainer. The equity retainer is payable in a combination of a fixed-dollar grant and a fixed-share grant as summarized below.

SITE Centers Corp. ï 2024 Proxy Statement	15

Our Director compensation program, including the fixed-share portion of the annual equity retainer, is intended to align the interests of our Directors and our shareholders.

COMPONENT	ANNUAL AMOUNT	PAYABLE
Annual Fixed-Dollar Stock Retainer	Equal in value to $60,000	Quarterly in common shares
Annual Fixed-Share Stock Retainer	3,800 common shares	Quarterly in common shares
Annual Cash Retainer	$60,000	Quarterly in cash or common shares, at the Director’s election

Non-employee Directors are also paid fees for service on certain committees as set forth below and for service as the Chairman of the Board. The Director who serves as the Chairman of the Board receives an annual fee of $100,000 in addition to the fees paid to all non-employee Directors. Fees are paid to committee members, the respective committee chairs and the Chairman of the Board in quarterly installments in the form of cash or common shares, at the Director’s election. Each Director is also reimbursed for expenses incurred in attending meetings because we view meeting attendance as integrally and directly related to the performance of the Directors’ duties.

	ADDITIONAL ANNUAL FEE
COMMITTEE	CHAIR ($)	OTHER MEMBER ($)
Audit Committee	40,000	25,000
Compensation Committee	40,000	25,000
Nominating and ESG Committee	30,000	20,000
Dividend Declaration Committee	—	—
Pricing Committee	—	—

2023 Director Compensation

In accordance with the compensation program described above, our non-employee Directors received the following compensation during 2023:

DIRECTOR NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	TOTAL ($)
Terrance R. Ahern	225,000	109,906	334,906
Linda B. Abraham(2)	105,034	109,906	214,940
Jane E. DeFlorio	125,000	109,906	234,906
Victor B. MacFarlane(2)	90,000	109,906	199,906
Alexander Otto	60,000	109,906	169,906
Barry Sholem	80,000	109,906	189,906
Dawn M. Sweeney	110,000	109,906	219,906

(1)

The amounts reported in this column reflect the aggregate grant date fair value, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), for stock awards granted quarterly to each of the non-employee Directors in 2023, based upon the closing price of our common shares on the dates of grant. The grant date fair values of the stock awards made to each Director in 2023 were as follows: $13.86 on February 15, 2023 (2,033 shares); $11.98 on May 15, 2023 (2,203 shares); $13.44 on August 15, 2023 (2,067 shares); and $13.21 on November 15, 2023 (2,086 shares).

(2)

The cash and stock awards listed for Ms. Abraham and the stock awards listed for Mr. MacFarlane were deferred into the Director’s Deferred Compensation Plan and converted into units that are the economic equivalent of common shares, as further described below.

16	SITE Centers Corp. ï 2024 Proxy Statement

Directors’ Deferred Compensation Plan

Non-employee Directors have the right to defer the receipt of all or a portion of their fees pursuant to our Directors’ Deferred Compensation Plan. Our Directors’ Deferred Compensation Plan is an unsecured, general obligation of the Company. Participants’ contributions are converted to units, based on the market value of our common shares on the date of contribution, so that each unit is the economic equivalent of one common share but without voting rights. Settlement of units is made in cash, common shares or a combination of both (as permitted by the plan administrators) at a date determined by the participant at the time a deferral election is made. Prior to settlement, each unit earns dividend equivalents in an amount equal to any dividends paid on our common shares during the deferral period. We have established a “rabbi” trust, which holds our common shares, to satisfy our payment obligations under the plan. Common shares equal to the number of units credited to participants’ accounts under the plan are contributed to the rabbi trust. In the event of our insolvency, the assets of the rabbi trust are available to general creditors of the Company. As of December 31, 2023, the following Directors hold units in our Directors’ Deferred Compensation Plan:

DIRECTOR NAME	NUMBER OF UNITS UNDER THE DIRECTORS’ DEFERRED COMPENSATION PLAN	VALUE OF UNITS ($)(1)
Linda B. Abraham	46,697	636,488
Terrance R. Ahern	77,797	1,060,384
Victor B. MacFarlane	76,651	1,044,766
Dawn M. Sweeney	77,374	1,054,608

(1)	Based on the closing price of our common shares on December 29, 2023, the last trading day of the year, of $13.63.

In preparation for the spin-off of Curbline Properties, the Company currently contemplates that the Directors’ Deferred Compensation Plan will be terminated, with remaining account balances paid out to participants.

Director Stock Ownership Guidelines

Each non-employee Director must own common shares or common share equivalents with an aggregate market value of no less than five times the cash portion of the annual retainer paid to a Director (in other words, $300,000 worth of shares). This ownership requirement generally must be met no later than the fifth anniversary of the date restricted shares or common shares comprising a component of the Director’s compensation are first granted to the Director, and on each December 31st thereafter. Our Board established this particular level of stock ownership for our non-employee Directors in order to align the interests of our non-employee Directors with the investment interests of our shareholders. To this end, and unless otherwise approved by the Nominating and ESG Committee, each non-employee Director is required to retain at least 50% of the common shares and common share equivalents received by the Director as compensation until such time as the minimum share ownership requirement has been satisfied. Common share units acquired by Directors under our deferred compensation plans constitute common share equivalents and count toward satisfying the stock ownership guidelines. All Directors were in compliance with the Director stock ownership guidelines as of December 31, 2023.

Insider Trading Policy

The Company has adopted a Policy on Insider Trading (the “Insider Trading Policy”) governing the purchase, sale or other disposition of the Company’s securities by directors, officers, employees and certain of their related persons in order to promote compliance with insider trading laws, rules and regulations. In general, the Insider Trading Policy prohibits trading in Company securities, or in the securities of any other publicly-held company, by the Company’s directors, officers, employees and certain of their related persons at any time when they are in possession of material nonpublic information regarding the issuer of such securities. To help prevent violations of insider trading rules, the Insider Trading Policy requires all directors and officers at or above the level of senior vice president or an equivalent position to pre-clear all transactions in Company securities (and the adoption, amendment or termination of any 10b5-1 trading plan) with the Company’s general counsel or corporate compliance officer. The Insider Trading Policy also imposes quarterly trading blackout periods which commence at the end of each fiscal quarter or year and expire at the close of business on the first business day following the release of financial results for such period.

SITE Centers Corp. ï 2024 Proxy Statement	17

Security Ownership of Directors and Management

The following table sets forth certain information regarding the beneficial ownership of our common shares as of February 21, 2024, except as otherwise disclosed in the notes below, by (1) our Directors, (2) our named executive officers, and (3) our current executive officers and Directors, as a group. Except as otherwise described in the following notes, the following beneficial owners have sole voting power and sole investment power with respect to all common shares set forth opposite their respective names.

DIRECTORS AND MANAGEMENT	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP OF COMMON SHARES		PERCENTAGE OWNERSHIP (%)(6)
David R. Lukes	960,921	(1)	*
Linda B. Abraham	41,981	(2)	*
Terrance R. Ahern	107,414	(2)	*
Jane E. DeFlorio	56,150		*
Victor B. MacFarlane	5,107	(2)	*
Alexander Otto	19,612,747	(3)	9.4
Barry A. Sholem	190,225	(4)	*
Dawn M. Sweeney	62,519	(2)	*
John M. Cattonar	22,213	(1)	*
Conor M. Fennerty	44,732	(1)	*
Christa A. Vesy	89,602	(1)(5)	*
All Current Executive Officers and Directors as a Group (11 persons)	21,193,611		10.1

*	Less than 1%

(1)

Does not include 452,226, 97,529, 127,516, and 16,199 RSUs credited to the accounts of Messrs. Lukes, Cattonar and Fennerty and Ms. Vesy, respectively, which will vest in future periods pursuant to their terms. Each unit is the economic equivalent of, and settled with, one common share, but does not confer current dispositive or voting control of any common shares prior to its vesting.

(2)

Does not include 79,455, 78,285, 51,526 and 51,058 stock units credited to the accounts of Messrs. Ahern and MacFarlane and Mses. Abraham and Sweeney, respectively, pursuant to our Directors’ Deferred Compensation Plan. Each unit is the economic equivalent of one common share but does not confer current dispositive or voting control of any common shares.

(3)	For information regarding Mr. Otto’s beneficial ownership, see “Corporate Governance and Other Matters—Security Ownership of Certain Beneficial Owners.”

(4)	Includes 176,303 shares owned by the Sholem Trust for which Mr. Sholem is a co-trustee and a beneficiary.

(5)	Includes 18,905 common shares subject to compensatory stock options exercisable on or prior to April 22, 2024.

(6)	Percentages are calculated based on 209,357,377 of our common shares outstanding as of February 21, 2024.

18	SITE Centers Corp. ï 2024 Proxy Statement

Corporate Sustainability Highlights

SITE Centers is a self-administered and self-managed REIT engaged in the business of acquiring, owning, developing, redeveloping, leasing and managing shopping centers. We aspire to be a good corporate citizen, maintain an exciting workplace for our employees, operate our properties responsibly and engage with the many communities we serve, while driving value creation and favorable returns for our shareholders. Our environmental, social and governance (“ESG”) initiatives are detailed in our annual CSR Report, which can be found in the “Sustainability” section of our website at www.sitecenters.com. Key performance indicators and disclosures in our most recent CSR Report were aligned with GRI, SITE Centers’ Global Real Estate Sustainability Benchmark (“GRESB”) assessment, SASB and TCFD. The information contained in the CSR Report is not incorporated by reference into this Proxy Statement, and you should not consider such information to be part of this Proxy Statement.

Below are some of the highlights of the CSR Report along with recent recognition and accomplishments with respect to our ESG initiatives.

Recent Recognition

•	Included in Newsweek’s list of America’s Most Responsible Companies for 2024.

•	2023 Northcoast 99 Award recipient recognizing the best workplaces for top talent in Northeast Ohio.

•

Included in the 2023 Bloomberg Gender-Equality Index comprised of public companies committed to transparency in gender-data reporting and which have exhibited performance on certain gender-data metrics.

•	Rated “Green Star” by GRESB for our sustainability benchmark results with an above average rating relative to our peer group with respect to our level of public ESG disclosures.

•

Recognized as a Green Lease Leader (Gold Level) by the U.S. Department of Energy’s Better Building Alliance and The Institute for Market Transformation for our inclusion of sustainability provisions in leases.

•	Designated by Cigna as a Gold Level Healthy Workforce Award winner.

Environmental

•

Sustainability Reporting at Our Properties. Tenants at our properties control and are typically directly responsible for energy and water consumption with respect to their store units, and tenants’ utilization of these utilities encompasses the significant majority of natural resources utilized at our shopping centers. As a result, our sustainability reporting and initiatives are largely focused on the areas of our properties where we maintain daily control, mainly the exterior shell of our buildings and our properties’ exterior common areas.

•

Greenhouse Gas Emissions. Our CSR Report includes our annual Scope 1 and Scope 2 emissions measured in accordance with the Greenhouse Gas Protocol and estimates year-over-year changes in emission levels on a same-property basis. We aim to reduce greenhouse gas emissions through strategies like LED lighting and HVAC upgrades.

•

Common Area Lighting. Common area lighting represents the majority of landlord-controlled electricity usage at our properties. We continue to convert old parking lot lighting technology to LED at our properties and are also focused on upgrading secondary common area lighting including under canopy, building, and decorative lighting. We have also installed smart lighting controls at substantially all of our wholly-owned properties in order to minimize unnecessary lighting of common areas during off hours.

•

Energy Efficient Roofing. Large expansive parking lots and dark colored roofs can impact local air temperature through what is commonly referred to as the “urban heat island effect”. To mitigate our properties’ contribution to this phenomenon, we continue to convert older roofing to more energy efficient solutions whenever existing roofs at our properties reach the end of their useful lives. White roof membranes limit the amount of the sun’s energy absorbed into the structure of our buildings, thereby decreasing the cooling costs of our tenants and reducing demand on local electrical grids. Approximately 63% of the roofing square footage of our wholly-owned portfolio was comprised of white or green roofing materials as of December 31, 2023. As part of our sustainability program, we increase the insulation efficiency, or “R-Value,” with every roof replacement which reduces the electrical and gas consumption for heating and cooling.

•

HVAC Upgrades. From January 1, 2020 through December 31, 2023, SITE Centers has invested approximately $14 million (including labor, materials and equipment) in order to upgrade HVAC units as part of tenant build-outs and redevelopment projects. Although our tenants are not required to report their energy usage or cooling costs to us, these upgrades are expected to reduce energy usage as compared to the replaced units.

SITE Centers Corp. ï 2024 Proxy Statement	19

•

Water Conservation. In 2022, irrigation represented over 90% of landlord-controlled water usage at our properties. We employ water conservation strategies when practical, including xeriscaping, rainwater collection, drip irrigation installations, native landscaping, reclaimed water and smart metering. In 2020, we began installing smart water meters across our properties in order to help detect leaks more quickly and decrease usage over time. As of December 31, 2023, we had installed smart meters at 33% of our wholly-owned properties where the landlord pays the water bill.

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Green Lease Platform. Subject to negotiation with our tenants, we aim to include green lease provisions in our new lease agreements whenever practicable. Green lease provisions allow us to partner with our tenants on the pursuit of renewable energy opportunities in the common and exterior areas of our properties. In 2023, approximately 74% of new leases executed at wholly-owned properties contained green lease language. We have also engaged a consultant to provide mandatory sustainability training to our leasing team which helps to educate our team on sustainability generally and how they can leverage the Company’s sustainability efforts when negotiating leases with our tenants.

•	Green Transportation. As of December 31, 2023, 216 electric car charging stations were operating across our portfolio.

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Property-Level Sustainability Metrics. Our CSR Report includes progress updates with respect to the Company’s measurable sustainability objectives, including energy efficiency improvements (LED lighting conversions, cool roofing conversions and HVAC upgrade investments), installation of sub-meters to better monitor water usage at landlord-supplied buildings, measurement of waste and materials recycling at redevelopment projects and tracking of green transportation options at the Company’s properties.

Social and Human Capital Management

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Employee Engagement Survey and Tenure. We again engaged Gallup, Inc. in 2023 to survey the level of our workforce engagement. 90% of our employees participated in the 2023 survey and the Company again scored in the top half of Gallup’s overall client database. Support for our work environment is also evidenced by our relatively low level of voluntary attrition with approximately 77% of our employees having been with the Company for over 5 years and 53% for over 10 years.

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Gender Inclusion Initiatives. In 2023 we incorporated our organization’s Women of Influence program into our broader SITE HELPERS (Humility, Empathy, Listening, Process, Education, Reconciliation and Support) initiative, which nurtures the development of women and minorities across the Company through mentoring programs, cross-function relationship building, networking and speaker events and charitable giving initiatives. At the end of 2023, women represented approximately 61% of our workforce and 48% of our managers (defined by reference to the EEO-1 job class categories to include executive/senior-level officials and managers and first/mid-level officials and managers).

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Racial Inclusion Initiatives. At the end of 2023, the ethnicity of our workforce was approximately 79% White, 12% Black, 4% Hispanic, 2% Asian, and 3% Other (in accordance with EEO-1 categories and methodology) and members of ethnic and racial minorities represented approximately 8% of our managers. Of the Company’s employees, 69% of employees were assigned to work in the corporate headquarters in Beachwood, Ohio, with the rest working in regional offices or remotely. In 2020, we implemented internal policies that promote consideration of qualified minority candidates for all open positions.

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SITE HELPERS. In 2020, we started the SITE HELPERS initiative in order to facilitate a discussion regarding equity and inclusion within our Company and to better understand the perspectives of the diverse members of our workforce. In 2023, SITE HELPERS created and launched our Mentorship Advisory Program (“MAP”) through which a cohort of senior leaders were matched with a cohort of individuals interested in working with a mentor to develop their professional skillset and knowledge to enhance their career development goals. The program launched in March 2023 and concluded in February 2024.

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Flexible Remote Work Policy. In order to promote our employees’ work-life balance, we continue to maintain a flexible Work From Home policy designed to allow employees to work up to two days per week from home.

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Other Employee Benefits. We promote employee health and well-being by providing access to a competitive and comprehensive benefits program, a state-of-the-art fitness center located at our Beachwood, Ohio office staffed by a certified fitness and yoga instructor, our Make It Happen wellness program, including various speakers on a broad variety of wellness topics, flex time and summer hours, and scholarship opportunities for employees’ families.

20	SITE Centers Corp. ï 2024 Proxy Statement

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Community Involvement. We support the communities in which we live through our strategic partnership with Ronald McDonald House Charities, implementation of our YOUnity program to support our employees’ charitable giving and enable efficient Company matching for employee donations, and our Community Impact Day Program, which allows employees to utilize two paid workdays each year to volunteer for charitable organizations and/or engage in community activities of their choice. In 2023, the Company and its employees donated approximately $318,000 to charitable organizations of their choice and tracked approximately 894 hours of volunteer time.

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Vendor Conduct. We require that our property operations vendors agree to a vendor code of conduct and comply with terms and conditions that are designed to promote fair wages, adherence to applicable labor laws and high ethical standards.

Governance

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Board Diversity. Our Board values diversity in experience, professional background, tenure and gender. Three of our eight Director nominees (38%) are women, one of our Director nominees (13%) is African American, and seven of our eight Director nominees (88%) qualify as independent within the meaning of NYSE rules.

•	ISS Governance Rating. We maintained a governance QualityScore of 1 in 2023, representing Institutional Shareholder Services’ highest possible governance rating.

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Annual Director Elections; Majority Voting Standard. We do not have a classified Board. We are incorporated under the laws of the State of Ohio and, unlike many REITs incorporated in Maryland, we cannot classify our Board without shareholder consent. The Articles of Incorporation provide for a majority vote standard in uncontested elections of directors.

•	Proxy Access. As discussed elsewhere in this Proxy Statement, we have adopted customary proxy access provisions.

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Shareholder Amendments. Our Code of Regulations can be amended by the affirmative vote of shareholders owning a majority of our common shares issued and outstanding on the applicable record date at any meeting of shareholders called for such purpose.

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Control Share Act Opt-out. We have opted out of the Ohio Control Share Act, which requires that an investor seeking to acquire shares in excess of certain ownership thresholds first obtain consent from disinterested shareholders.

SITE Centers Corp. ï 2024 Proxy Statement	21

4. Proposal Two: Authorization of the Board to Effect, in its Discretion, a Reverse Stock Split of the Company’s Common Shares and Adoption of a Corresponding Amendment to the Articles of Incorporation

Proposal Summary and Board Recommendation

We are asking our shareholders to (i) authorize the Board to effect, in its discretion prior to the Company’s 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”), a reverse stock split of the outstanding common shares of the Company, as well as those held in treasury, at a ratio in the range of not less than 1-for-2 and not greater than 1-for-10 and (ii) adopt a corresponding amendment to our Articles of Incorporation to effect the reverse stock split, reduce proportionately the total number of common shares that the Company is authorized to issue and reduce proportionally the stated capital of the Company, subject to the Board’s authority to abandon such reverse stock split and amendment.

If the shareholders approve this Proposal Two, the Board will effect the reverse stock split and cause the corresponding amendment to our Articles of Incorporation to be filed with the Secretary of State of the State of Ohio only if the Board determines that the reverse stock split is in the best interests of the Company and its shareholders. The Board may determine in its discretion not to effect the reverse stock split and not to file the amendment. Should the Board proceed with the reverse stock split, the exact ratio shall be set at a whole number within the above range as determined by the Board in its sole discretion.

BOARD RECOMMENDATION:

“FOR” THE AUTHORIZATION OF THE BOARD TO EFFECT, IN ITS DISCRETION, A REVERSE STOCK SPLIT OF

THE COMPANY’S COMMON SHARES AND THE ADOPTION OF A CORRESPONDING AMENDMENT TO THE ARTICLES OF INCORPORATION

Purposes of the Reverse Stock Split

The Company has announced its intent to spin off certain of its assets as Curbline Properties, a separate publicly-traded company. In connection with the spin-off of Curbline Properties, the Board expects that the Company’s market capitalization and, therefore, the trading price of the Company’s common shares, will decrease in proportion to Curbline Properties’ enterprise value. This decrease may be significant. A significantly decreased per share trading price could make the Company’s common shares less marketable or liquid, because investors may be less interested in trading securities with smaller values. Moreover, many institutional investors and investment funds may be reluctant to invest–or, in some cases, prohibited from investing–in lower-priced securities.

In the event that the Company does not consummate the spin-off, the Board believes that the Company could still experience benefits from the reverse stock split because the reverse stock split within the approved range would still be expected to increase the market price of our common shares and improve their marketability and liquidity. However, there can be no assurance that the Company will effect the reverse stock split, before or after the consummation of the spin-off, if consummated at all, or that the reverse stock split will result in the benefits discussed or any other benefits.

22	SITE Centers Corp. ï 2024 Proxy Statement

Determination of the Reverse Stock Split Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio of not less than 1-for-2 and not greater than 1-for-10, with an exact ratio to be determined by the Board at a later date. The Board believes that shareholder adoption of a range of reverse stock split ratios (as opposed to adoption of a single reverse stock split ratio or a set of fixed ratios) provides maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the Company. In determining a ratio following the receipt of shareholder adoption, the Board (or any authorized committee of the Board) may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common shares and the anticipated impact of the reverse stock split on the trading market for our common shares;

•	the anticipated impact of the spin-off of Curbline Properties on the trading price, trading volume and market capitalization of our common shares;

•	the number of our common shares outstanding;

•	the ability to continue to list our common shares on the NYSE and

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs and prevailing market and economic conditions.

Board Discretion to Implement or Abandon the Reverse Stock Split

If this Proposal Two is approved by shareholders and the Board determines to implement the reverse stock split, the Company will communicate to the public, prior to the effective date of the reverse stock split, detailed information regarding the reverse stock split including the specific ratio selected by the Board. The Board reserves the right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that it would not be in the best interests of the Company or its shareholders. The Board may make such a determination if the Company abandons the spin-off of Curbline Properties or for other reasons.

Impact of the Reverse Stock Split

The reverse stock split would affect all of the Company’s common shareholders uniformly and would not affect any common shareholder’s percentage ownership interests or proportionate voting power, except to the extent that the reverse stock split could result in any of the Company’s common shareholders receiving cash in lieu of fractional shares, as described below. Furthermore, certain conversion ratios applicable to other securities issued by the Company, as well as exercise prices of, metrics for and amounts of common shares reserved in connection with equity and non-equity awards to the Company’s employees, will be adjusted to reflect the reverse stock split. Common shareholders who hold small amounts or odd lots of common shares as a result of the reverse stock split may encounter increased costs or other difficulties in selling such shares. The reverse stock split will not affect our obligations to file reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act. Following the reverse stock split, we expect that our common shares will continue to be listed on the NYSE under the symbol “SITC” and trade under a new CUSIP number.

Certain Risk Factors Associated with the Reverse Stock Split

We Cannot Assure You of How the Proposed Reverse Stock Split and the Related Curbline Properties Spin-Off Will Impact the Market for Our Common Shares

We expect that the reverse stock split will increase the per share trading price of our common shares. However, the effect of the reverse stock split on the per share trading price of our common shares cannot be predicted with certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split or the spin-off of Curbline Properties negatively. It is possible that the per share trading price of our common shares after the reverse stock split will not increase in the same proportion as the reduction in the number of our outstanding common shares following the reverse stock split, we will not accurately anticipate decreases in trading price that result from the Curbline Properties spin-off or the reverse stock split will not result in a per share trading price that will be attractive to investors. In addition, although we believe the reverse stock split may enhance the marketability of our common shares to

SITE Centers Corp. ï 2024 Proxy Statement	23

certain potential investors and help to offset trading price decreases anticipated as a result of the Curbline Properties spin-off, we cannot assure you that, if implemented, our common shares will be more attractive to investors. Even if we implement the reverse stock split, the per share trading price of our common shares may decrease, including beyond Curbline Properties’ enterprise value, due to factors unrelated to the reverse stock split, including our future performance and the spin-off. A decrease in share price beyond what we anticipate could result in a decrease in our and Curbline Properties’ aggregate market capitalization.

The Proposed Reverse Stock Split May Decrease the Liquidity of Our Common Shares

If the reverse stock split does not impact the market for our common shares as we anticipate, it may not achieve the desired results of increasing liquidity and marketability of our common shares. For instance, the liquidity of our common shares may be negatively impacted by the reverse stock split, given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the per share trading price does not increase as anticipated.

Practical Considerations

Common shareholders will not receive fractional shares in connection with the reverse stock split. Instead, the Company’s transfer agent will aggregate all fractional shares that would otherwise be issued in the reverse stock split into whole common shares and sell them on behalf of shareholders in the open market, when, how and through which broker-dealers as determined in its sole discretion without any influence by the Company, at prevailing market prices, and distribute the net proceeds pro rata to each shareholder who would otherwise have been entitled to receive a fractional share in the reverse stock split. Shareholders will not be entitled to any interest on the amount of payment made in lieu of a fractional share. Furthermore, ownership of fractional interests will not give holders any voting, dividend or other right, except the right to receive the cash payment. This cash payment may be subject to applicable U.S. federal, state and local income tax. If a holder’s common shares are held in multiple accounts, such shares may not be aggregated for determining such holder’s cash payment in lieu of fractional shares. If you hold our common shares in multiple accounts, you may wish to consolidate your holdings into one account to maximize the common shares that you will hold after the effective date of the reverse stock split. Common shares held in registered form (that is, stock held by you in your own name in our share register records maintained by our transfer agent) and common shares held in “street name” (that is, common shares held by you through a bank, broker or other nominee) for the same investor will be considered held in separate accounts and will not be aggregated when calculating post-reverse stock split holdings and cash payments in lieu of fractional shares. Furthermore, banks, brokers or other nominees may apply their own specific procedures for processing the reverse stock split. If you hold our common shares through an account or other arrangement with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders reside, where the Company is domiciled and where funds will be deposited, sums due for fractional shares that are not timely claimed may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to obtain them directly from the jurisdictions to which they were paid.

The Company will provide a letter of transmittal and/or other documentation in connection with any consummation of the reverse stock split. The letter of transmittal and/or other documentation will provide instructions and other information with respect to the reverse stock split, including the specific ratio selected by the Board, procedures for exchanging stock certificates, shares held in registered book-entry form and shares held on behalf of beneficial owners by a bank, broker or other nominee.

Accounting Consequences

The par value per share of our common shares will remain unchanged at $0.10 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital attributable to our common shares will be reduced proportionately, based on the reverse stock split ratio, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our common shares held in treasury will also be reduced proportionately based on the reverse stock split ratio. After the reverse stock split, net income or loss per share, and other per share amounts will be increased because there will be fewer of our common shares outstanding. In subsequent financial statements and other financial disclosures, net income or loss per share and other per share amounts

24	SITE Centers Corp. ï 2024 Proxy Statement

for periods ending before the reverse stock split will be recast to give retroactive effect to the reverse stock split. We do not anticipate that any other material accounting consequences will arise as a result of the reverse stock split.

No Dissenters’ Rights

Under Ohio law, our shareholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the reverse stock split, and we will not independently provide our shareholders with any such rights.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of our common shares and equity awards granted to them.

Procedure for Effecting Reverse Stock Split

If the common shareholders approve this Proposal Two and the Board decides to implement the reverse stock split, the reverse stock split will become effective at the time and on the date of the filing of, or at such later time as is specified in, the corresponding amendment to our Articles of Incorporation. The amendment will set forth the number of our outstanding common shares to be combined into one common share within the limits set forth in this Proposal Two. Beginning on the effective date of the reverse stock split, each certificate representing pre-reverse stock split common shares or book-entry statement reflecting such shares will immediately be deemed for all corporate purposes to evidence ownership of post-reverse stock split common shares based on the ratio within the approved range determined by the Board.

The actual text of the proposed revisions to ARTICLE FOURTH of our Articles of Incorporation, marked with deletions indicated by strike-throughs and underlining to indicate additions, is attached to this Proxy Statement as Annex A. The text of the proposed revisions in Annex A is, however, subject to change to reflect the exact ratio for the reverse stock split and any changes that may be required by the office of the Secretary of State of the State of Ohio or that the Board may determine to be necessary or advisable ultimately to comply with applicable law and to effect the reverse stock split. The amendment to our Articles of Incorporation will become effective upon its filing with the Secretary of State of the State of Ohio, subject to shareholder approval of this Proposal Two and the discretion of the Board.

Approval of this management proposal will require the affirmative vote of the holders of a majority of the outstanding common shares of the Company. Shares represented by properly delivered proxies will be voted at the meeting in accordance with the shareholders’ instructions. In the absence of specific instructions, the shares will be voted FOR this management proposal. Abstentions and broker non-votes will have the same effect as votes cast against the proposal.

SITE Centers Corp. ï 2024 Proxy Statement	25

5. Proposal Three: Approval, on an Advisory

Basis, of the Compensation of the

Company’s Named Executive Officers

Proposal Summary and Board Recommendation

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are asking you to cast an advisory (non-binding) vote on the following resolution at the Annual Meeting:

RESOLVED, that, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the “Compensation Discussion and Analysis,” compensation tables and related narratives and descriptions of our Proxy Statement for the 2024 Annual Meeting of Shareholders, is hereby APPROVED.

This advisory vote, commonly known as a “Say-on-Pay” vote, gives you the opportunity to express your views about the compensation we pay to our named executive officers, as described in this Proxy Statement. The Board believes that our executive compensation program is designed appropriately and working effectively to help ensure that we compensate our named executive officers for the achievement of annual and long-term performance goals which will enhance shareholder value. Before you vote, please review the sections captioned “Compensation Discussion and Analysis” and “Executive Compensation Tables and Related Disclosure” below. These sections describe our named executive officer pay programs and the rationale behind the decisions made by our Compensation Committee.

You may vote “FOR” or “AGAINST” the resolution or abstain from voting on the resolution. The result of the Say-on-Pay vote will not be binding on us or our Board; however, the Board values the views of our shareholders. The Board and Compensation Committee will review the results of the vote and expect to take them into consideration in addressing future compensation policies and decisions.

This non-binding advisory vote is currently scheduled to be conducted every year. The next Say-on-Pay vote is expected to take place at our 2025 Annual Meeting.

BOARD RECOMMENDATION:

“FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

We believe that you should vote “FOR” the approval, on a non-binding, advisory basis, of our named executive officer compensation, which, as described more fully under the section captioned “Compensation Discussion and Analysis,” we have designed to have strong links to operating and financial performance. At-risk elements such as annual incentives and long-term equity incentives comprise a significant portion of our overall executive remuneration. For these incentive plans, we establish performance metrics and objectives so that the level of compensation received appropriately corresponds to the level of performance achieved. In addition, the vesting requirements of service-based RSU awards are designed to encourage the retention of our named executive officers and ownership that results in business decisions that build long-term shareholder value and thus stock price appreciation.

In March 2023, our Compensation Committee determined that 50% of our named executive officers’ annual incentive award payout for 2023 would be determined by reference to the Company’s performance with respect to Operating FFO and that the remaining 50% of these executives’ annual incentive award payout for 2023 would be tied to the Compensation Committee’s qualitative assessment of individual performance and the achievement of objectives for which the executive was individually responsible. We believe you should vote “FOR” the 2023 compensation of our named executive officers because it was aligned with our actual 2023 performance and appropriately reflects key achievements resulting from their leadership.

26	SITE Centers Corp. ï 2024 Proxy Statement

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the Proxy Statement for the 2024 Annual Meeting of Shareholders for filing with the SEC.

Compensation Committee Terrance R. Ahern, Chair Jane E. DeFlorio Dawn M. Sweeney

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2023 were Terrance R. Ahern, Jane E. DeFlorio and Dawn M. Sweeney. None of our executive officers serves or has served on the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity for which any of Mr. Ahern or Mses. DeFlorio or Sweeney at the same time serves or served as executive officer. Also, none of our executive officers serves or served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity, one of whose executive officers at the same time serves or served as a member of our Board.

SITE Centers Corp. ï 2024 Proxy Statement	27

6. Compensation Discussion and Analysis

Overview

In this section of the Proxy Statement, we explain our compensation arrangements with our executive officers and provide a review of decisions made with respect to the Company’s 2023 executive compensation program. Our goal in this section is to present a comprehensive picture, both in absolute terms and relative to our performance, of our compensation practices and the decisions made concerning the compensation payable to our executive officers, including the Chief Executive Officer and the other executive officers named in the “2023 Summary Compensation Table” below. We refer to the executive officers included in that table, namely Mr. Lukes (our President and CEO), Mr. Fennerty (our EVP and CFO), Mr. Cattonar (our EVP and CIO) and Ms. Vesy (our former EVP and CAO), as our “named executive officers”. Ms. Vesy resigned from the Company on March 8, 2024.

The Compensation Committee of our Board, referred to in this section as the “Committee,” generally designs and administers our executive compensation program. All principal elements of compensation paid to our named executive officers are subject to approval by the Committee.

Executive Summary

2023 Performance Highlights

The Company produced strong operating results in 2023 and continued to take advantage of favorable leasing conditions that emerged following the COVID-19 pandemic driven by an increase in demand from retailers and limited new supply in the markets where the Company operates. Population movements to affluent suburbs in which the Company’s properties are located, hybrid work environments and retailers’ efforts to pursue omnichannel distribution to customers through a combination of in-store shopping, curbside pickup and ship-from-store collectively contributed to elevated leasing activity and rent growth across the Company’s portfolio, including with respect to space vacated by tenant fallout from 2023 bankruptcies. During 2023, the Company signed new leases and renewals aggregating approximately 3.3 million square feet of GLA at the Company’s share. As a result of this leasing activity, the Company had executed leases at December 31, 2023 representing approximately $14.2 million of annual base rent on a pro rata basis for which tenants’ obligations to pay rent had not yet commenced, which future rent commencements will contribute to operating results in 2024 and beyond.

The Company also took important steps in 2023 in pursuit of its strategy to invest in convenience properties positioned on the curbline of well-trafficked intersections that offer enhanced opportunities for cash flow growth due to reduced operating capital expenditure requirements and their depth and mix of leasing prospects. In particular, the Company sold 22 shopping centers for $966.6 million ($876.9 million at the Company’s share) and acquired 12 convenience properties for an aggregate price of approximately $165.1 million at the Company’s share. This transaction activity facilitated the Company’s announcement in October 2023 of plans to spin off Curbline Properties, the Company’s portfolio of convenience assets, on or around October 1, 2024. Curbline Properties is expected to be the first publicly-traded REIT exclusively focused on the convenience property sector. As part of the Company’s announcement of its plans to form Curbline Properties, the Company also disclosed that it had obtained a commitment from affiliates of Apollo, including ATLAS SP Partners, to provide a $1.1 billion mortgage facility that is expected to be funded prior to the spin-off of Curbline Properties for the purpose of repaying all of the Company’s unsecured debt, including all outstanding public notes. As further described below, the Company’s anticipated pursuit of this strategy in 2023 was a substantial factor considered by the Committee in designing the named executive officers’ 2023 annual incentive compensation opportunities.

2023 Annual Incentive Compensation Program Overview

Our 2023 annual performance-based incentive compensation program for our named executive officers was adopted by the Committee in March 2023 and was based upon a combination of quantitative and qualitative performance measures. The Committee determined that 50% of our named executive officers’ annual incentive awards for 2023 would be linked to the Company’s performance during the year with respect to Operating FFO with the remaining 50% of the annual incentive award determination to be based on a qualitative assessment of each named executive officer’s performance with particular consideration given to the achievement of pre-identified goals for which each executive was individually responsible.

28	SITE Centers Corp. ï 2024 Proxy Statement

As further described below, the quantitative component of our 2023 annual incentive compensation program differed from the quantitative approach utilized in recent years’ annual incentive compensation programs due to the Company’s expected pursuit in 2023 of a strategy focused on unanchored convenience real estate and preparation for the spin-off of Curbline Properties. These changes were specifically designed to provide the Committee with sufficient control and flexibility to award levels of incentive pay commensurate with the executives’ actual performance in 2023.

According to this design and based on the achievements highlighted above and discussed in further detail below, the Committee approved annual incentive payouts to Messrs. Lukes, Fennerty and Cattonar and Ms. Vesy for 2023 in the amounts of $2,250,000, $900,000, $750,000 and $510,000, respectively, which represented the maximum level of the annual incentive award opportunities provided in their employment agreements.

Mr. Lukes elected to receive his annual incentive payout entirely in cash (as opposed to in RSUs at a 20% increase) as permitted by his employment agreement. In accordance with their employment agreements, annual incentives were paid to Messrs. Fennerty and Cattonar and Ms. Vesy in cash.

New Employment Agreements with Certain Named Executive Officers

The Committee continues to believe that fixed-term employment agreements are appropriate for our executives because they give the Company the opportunity toward the end of the contract term to reconsider the composition of its leadership team, evaluate the Company’s executive compensation program against its peers, align the structure of the Company’s executive compensation program with its current strategy and promote executive retention through new grants of long-term equity.

In September 2023, the Company entered into new employment agreements with Messrs. Fennerty and Cattonar in order to replace their prior employment agreements which were scheduled to expire in February 2024 and May 2024, respectively. The new employment agreements for these executives expire in September 2026 and contain compensation structures which are generally consistent with the compensation structures set forth in their prior employment agreements and with the compensation structure set forth in our Chief Executive Officer’s September 2020 employment agreement.

The employment agreements with our named executive officers are generally designed to balance three essential objectives:

•	retain our executives, who we believe are best positioned to lead our Company;

•	incentivize our executives to deliver superior returns to our shareholders through the achievement of key financial and operational goals; and

•	help ensure that the cost of our compensation program is reasonable from our shareholders’ perspectives.

More information concerning the terms of our employment agreements with our named executive officers, including the Committee’s consideration during 2023 of the terms of our new compensation arrangements with Messrs. Fennerty and Cattonar, is provided in the section below entitled “Compensation Program Design – New Employment Agreements with Certain Named Executive Officers” and in the section of this Proxy Statement entitled “Executive Compensation Tables and Related Disclosure – Employment Agreements”.

Overview of 2023 Equity Grants and Performance-Based Equity Results

Service-Based RSUs Awarded in Connection with the Execution of New Employment Agreements. Each of Messrs. Fennerty and Cattonar received an award of 74,187 service-based RSUs in September 2023 in connection with the execution of his new employment agreement. Both of these awards generally vest 10%, 10%, 10%, 10% and 60% on each of the first five anniversaries of the grant date, in order to promote retention of such officers, and had a value at inception of approximately $1,000,000.

Annual Service-Based RSU Awards. Pursuant to the terms of their employment agreements, on February 22, 2023, Messrs. Lukes, Fennerty and Cattonar and Ms. Vesy were granted 72,915, 18,231, 9,117 and 3,648 service-based RSUs having a value of approximately $1 million, $250,000, $125,000 and $50,000, respectively, which grants will generally vest in substantially equal installments on each of the first three anniversaries of the grant date.

2023 Performance-Based RSU Awards. Pursuant to the terms of their employment agreements, on March 1, 2023, Messrs. Lukes, Fennerty and Cattonar and Ms. Vesy were also granted 147,373, 36,843, 18,422 and 7,369 performance-based RSUs having “target” values of approximately $2 million, $500,000, $250,000 and $100,000, respectively, subject to a three-year

SITE Centers Corp. ï 2024 Proxy Statement	29

performance period beginning on March 1, 2023 and ending February 28, 2026. These performance-based RSUs (or “PRSUs”) become payable to the executives in common shares after the end of the performance period, if at all, based on the percentile rank of the Company’s TSR measured over the performance period as compared to the TSR of a defined group of peer companies, subject generally to the executives’ continued employment with us, and in general can be earned from 0% to 200% of target levels.

Settlement of 2020 CEO and CFO Performance-Based RSU Awards. On March 1, 2020, in accordance with the terms of their prior employment agreements, the Company granted Messrs. Lukes and Fennerty PRSUs having a performance period ending on February 28, 2023 and target values (excluding accrued dividends) of approximately $3 million and $225,000, respectively. As further described below, based on the Company’s relative TSR during the three-year period ended February 28, 2023, these awards paid out at the maximum level in March 2023, and Messrs. Lukes and Fennerty received 520,520 common shares and 39,039 common shares (which included payment for accrued dividends), respectively, having a market value of approximately $6,959,357 and $521,957, respectively, based on the closing price of the Company’s common shares on February 28, 2023. Mr. Cattonar and Ms. Vesy did not participate in similar awards during this performance period under their employment agreements.

Ms. Vesy resigned from the Company on March 8, 2024. For more information about the impact of this resignation on Ms. Vesy’s compensation, including the various equity awards described throughout the compensation-related sections of this Proxy Statement, please see our disclosure below under “Executive Compensation Tables and Related Disclosure – Potential Payments Upon Termination or Change in Control.”

Investor Outreach

We proactively meet with our largest shareholders from time to time in order to discuss a variety of topics regarding the Company and to give these investors an opportunity to raise questions and provide our management team with feedback. Since January 1, 2023, we have held meetings with 15 of our largest 25 largest institutional investors who we believe collectively own, together with members of the Otto Family, over 53% of our common shares as of December 31, 2023. Topics of discussion in these meetings often include executive compensation, the composition of our Board of Directors and other corporate governance matters. Based on the discussion of our executive compensation program at these meetings, we believe that these investors understand our executive compensation program and have a favorable view of the alignment of pay and performance created by the program’s significant use of performance-based equity. Based on these meetings, we are not aware of any significant shareholder concerns regarding our pay practices or executive compensation program.

Compensation Program Design

Compensation Philosophy and Objectives

Our primary executive compensation objectives are to:

•	attract, retain and motivate executives who are capable of advancing our strategy and ultimately maintain and grow our long-term equity value;

•	reward executives on an annual basis in a manner aligned with our financial performance, organizational objectives and their individual goals;

•	retain and align the management team’s long-term interests with our shareholders’ through long-term service-based and performance-based equity participation and ownership; and

•	help ensure that the cost of the compensation program is reasonable to shareholders.

Our compensation program rewards executives for not only delivering superior returns but also for reducing the risk profile of the Company, as well as for achieving financial and non-financial measures of performance that enhance long-term shareholder value. Our executives and the Board have intentionally avoided short-term decisions that might produce inflated short-term shareholder returns in favor of longer term strategies that provide sustainable growth opportunities and enhance net asset value.

30	SITE Centers Corp. ï 2024 Proxy Statement

Structure and Principal Elements of Our Executive Compensation Program

We entered into the employment agreement that governed 2023 compensation for Mr. Lukes, our CEO, in September 2020. In negotiating this agreement, the Committee emphasized the use of performance-based awards for both the annual and long-term incentive components of Mr. Lukes’ compensation in order to align the interest of Mr. Lukes with those of the Company’s shareholders.

The annualized “target” level of compensation for Mr. Lukes under his September 2020 employment agreement is summarized in the chart below:

*

Includes the annualized grant date fair value of the service-based RSUs awarded in connection with the execution of Mr. Lukes’ September 2020 employment agreement and the value of service-based RSUs to be granted to Mr. Lukes annually during the term of his employment agreement.

**

Annual incentive is shown at the target level. The annual incentive payout ranges from $0 (below threshold) to $2,250,000 (maximum). Mr. Lukes can elect to receive the value of his annual incentive award in RSUs at a 20% increase.

Based on the foregoing design of Mr. Lukes’ employment agreement:

•

Approximately 56% of total target compensation for Mr. Lukes across the four-year employment period was designed to be “at risk” in the form of annual incentive compensation and long-term performance-based equity;

•	Approximately 62% of total target compensation for Mr. Lukes across the four-year employment period was designed to be comprised of long-term equity versus 38% in cash; and

•

Approximately 53% of the total target compensation to be paid to Mr. Lukes in equity during the four-year employment period was designed to be paid in the form of performance-based equity (as opposed to service-based equity) where the ultimate payouts to Mr. Lukes could range from 0% to 200% of the target awards based on the actual performance of the Company on relative TSR and any other metrics determined by the Committee.

The Committee felt that this program’s focus on “at risk” incentive compensation and greater emphasis on equity over cash compensation and performance-based equity over service-based equity were in the best interests of the Company’s shareholders, consistent with institutional investor preferences and best practices in executive compensation and generally in line with chief executive compensation programs implemented by peer companies.

New Employment Agreements with Certain Named Executive Officers

In September 2023, the Committee worked closely with Gressle & McGinley, the Committee’s compensation consultant, and Mr. Lukes to negotiate new employment agreements with Messrs. Fennerty and Cattonar in order to replace their prior agreements that were scheduled to expire in February 2024 and May 2024, respectively. The new employment agreements were designed to provide these executives with competitive compensation terms in order to promote their retention, better align their interests with shareholders and incentivize them to execute the Company’s new strategy, including the planned spin-off of Curbline Properties. The design and elements of the new compensation arrangements with these executives were generally structured to be consistent with the compensation design and elements in Mr. Lukes’ September 2020 employment agreement.

In the case of both officers, the Committee evaluated compensation data provided by Gressle & McGinley with respect to comparable positions at other REITs deemed comparable to our Company (for Mr. Fennerty, 12 retail REITs having total enterprise values at that time between $1.9 billion and $20.9 billion, and for Mr. Cattonar, 15 REITs having total enterprise

SITE Centers Corp. ï 2024 Proxy Statement	31

values at that time between $2.7 billion and $11.9 billion (compared to the Company’s enterprise value at that time of approximately $4.9 billion)). The Committee then determined annual target cash, equity and total compensation levels for each officer based on the comparative compensation data and the Committee’s evaluation of the officer’s level of experience, responsibilities within the Company and expected contribution to the execution of the Company’s new strategy. The Committee also took into consideration the executives’ location in New York City. The Committee set Mr. Fennerty’s annual target cash, equity and total compensation levels at $1,200,000, $1,050,000 and $2,250,000, representing the 91st, 37th and 55th percentiles, respectively, of the comparator group. The Committee set Mr. Cattonar’s annual target cash, equity and total compensation levels at $1,000,000, $950,000 and $1,950,000, representing the 50th, 14th and 24th percentiles, respectively, of the comparator group.

The new employment agreements did not increase the base salary or target level of annual cash incentive pay for Messrs. Fennerty or Cattonar from the levels set for them by the Committee in January 2023 ($600,000 and $600,000, respectively, for Mr. Fennerty and $500,000 and $500,000, respectively, for Mr. Cattonar). However, the new employment agreements did increase the levels of service-based and performance-based equity compensation to be granted to Messrs. Fennerty and Cattonar in order to incentivize their performance and to align their interests with those of shareholders with respect to the creation of value through the execution of the Company’s convenience real estate-focused strategy. The Committee awarded $1,000,000 of service-based RSUs to each of Messrs. Fennerty and Cattonar upon the execution of their new employment agreements, vesting over five years (10% on each of the first four anniversaries and 60% on the fifth anniversary), to help promote retention, and provided an expectation of annual service-based and performance-based RSU grants ($250,000 and $600,000, respectively, for Mr. Fennerty, and $150,000 and $600,000, respectively, for Mr. Cattonar). More information concerning the terms of our employment agreements with our named executive officers is provided under the section entitled “Employment Agreements” in the “Executive Compensation Tables and Related Disclosure” section of this Proxy Statement.

32	SITE Centers Corp. ï 2024 Proxy Statement

Pay Governance

Over the past several years we have entered into employment agreements with our executives in order to implement several best practices in executive compensation. The following are key features of our executive compensation program.

What We Do

We tie pay to performance by making a significant portion of compensation “at risk”.

Annual incentive pay is typically based on one or more performance metrics, which are established at the beginning of each year, and individual performance.

A significant portion of the value of long-term performance incentives depends on relative shareholder return.

We have stock ownership guidelines for our Directors and our named executive officers.

We engage an independent compensation consultant to advise the Committee, which is comprised solely of independent Directors.

What We Don’t Do

We do not guarantee minimum incentive bonus awards.

We do not encourage excessive risk taking as we use different performance metrics for our annual and long-term incentive compensation programs.

We do not pay dividend equivalents on unearned equity awards subject to performance-based vesting.

We do not allow Directors or officers to hedge or pledge company securities.

We do not allow for repricing of stock options without shareholder approval.

We do not include excise tax gross-up provisions in our executive compensation arrangements.

We do not offer excessive perquisites or special health and welfare plans to executives.

Role of the Committee and Management in Executive Compensation

The Committee has overall responsibility for the compensation programs provided to our named executive officers. Pursuant to the Committee’s charter, the Committee has the authority to review and approve the compensation for executive officers, including the review and approval of the design and implementation of any incentive arrangements, equity compensation and supplemental retirement programs. Consistent with this authority, and subject to the terms of the applicable employment agreements with the named executive officers, the Committee generally establishes financial performance metrics and targets used for annual performance-based incentives, conducts a review of performance against these objectives and subjectively evaluates individual performance, reviews from time to time market pay practices as they relate to both cash-based and equity-based award programs primarily to remain informed about general compensation trends in the market, designs and adopts our long-term equity incentive compensation programs and specifically approves compensation arrangements for our named executive officers.

Our CEO provides significant input in setting the compensation for our other named executive officers by providing the Committee with an evaluation of their performance and making recommendations for any adjustments to their base and target annual incentive compensation. The Committee can accept, reject or modify the CEO’s recommendations as it sees fit, subject to the terms of any applicable employment agreement.

Role of the Compensation Consultant in Executive Compensation

For 2023, the Committee continued its retention of Gressle & McGinley as its independent compensation consultant. Gressle & McGinley was selected as the advisor to the Committee based on its extensive knowledge of the REIT sector, especially retail REITs, its experience with the Company, and its deep knowledge and experience in designing executive compensation programs over the past 30 years across multiple sectors of the economy. The Committee has assessed the independence of Gressle & McGinley, as required under NYSE listing rules. The Committee has also considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to Gressle & McGinley. Based on this review, the Committee is not aware of any conflict of interest that has been raised by the work performed by Gressle & McGinley.

SITE Centers Corp. ï 2024 Proxy Statement	33

Among other matters, in 2023, Gressle & McGinley assisted the Committee with its:

•	Analysis of peer company compensation in order to design and negotiate new employment agreements with Messrs. Fennerty and Cattonar;

•	Design of our 2023 annual executive incentive compensation program and the year-end performance review of our named executive officers;

•

Design of the structure and performance metrics applicable to the annual PRSUs awarded to the named executive officers in accordance with the terms of their employment agreements and the settlement of maturing PRSU awards;

•	Evaluation of the potential outcome of applicable Say-on-Pay votes;

•	Evaluation of the Company’s Director compensation program; and

•

Analysis of whether any aspects of the Company’s compensation policies and practices create or encourage the taking of risks that could reasonably be expected to cause a material adverse impact on the Company.

Consideration of 2023 Say-on-Pay Voting Results

At our 2023 Annual Meeting, we received approximately 94% approval, based on the total votes cast, for our annual advisory Say-on-Pay vote to approve the compensation of our named executive officers. The Committee generally considered this result in connection with its review of compensation policies and decisions in 2023. The Committee believes these voting results demonstrate significant, continuing support for our named executive officer compensation program, and the Committee chose not to make any substantial changes to the existing program for 2023 specifically in response to the 2023 Say-on-Pay voting results. The Committee will, however, continue to work with Gressle & McGinley to monitor changes in executive compensation to keep our executive compensation program aligned with best practices in our competitive market.

2023 Compensation Program

Base Salary Levels

We pay salaries to our named executive officers to provide them with a base level of income for services rendered. These base salaries are originally established at the time of the named executive officer’s first employment with us based on an analysis of the salaries paid to executives in comparable positions within our industry provided by Gressle & McGinley. Base salaries may be increased by the Committee from time to time, including at the time we extend employment agreements with our named executive officers, based on market conditions and prior performance. Base salaries for Mr. Lukes and Ms. Vesy were originally established in 2020 and 2021, respectively, in connection with the execution of their current employment agreements and were not adjusted for 2023.

Base salaries for Messrs. Fennerty and Cattonar were established in 2021 in connection with their prior employment agreements. In January 2023, the Committee increased both the base salary and target level of annual incentive pay for Mr. Fennerty from $450,000 to $600,000 and for Mr. Cattonar from $350,000 to $500,000, specifically in acknowledgement of their increased levels of experience and the competitive marketplace for similar executive talent. In evaluating these increases, the Committee considered an analysis prepared by Gressle & McGinley with respect to comparable positions at other REITs deemed similar to our Company in property type, size or executive office location. No further adjustments were made to base salary levels for Messrs. Fennerty and Cattonar in connection with the execution of their new employment agreements in September 2023.

34	SITE Centers Corp. ï 2024 Proxy Statement

Annual Incentive Compensation Design

The employment agreements with our named executive officers specify threshold, target and maximum annual incentive amounts as a percentage of year-end base salary. Our named executive officers are not guaranteed an annual incentive payment and each named executive officer’s annual incentive payment can be as low as zero or as high as the maximum amount set forth in his or her agreement based on the degree of achievement of corporate and individual performance measures established by the Committee in the beginning of each year. Expressed in dollar values, the minimum, threshold, target and maximum annual incentive award payable to each of our named executive officers for 2023 pursuant to the terms of his or her employment agreement, and the maximum amount expressed as a percentage of the executive’s base salary, were as follows:

NAMED EXECUTIVE OFFICER	DOLLAR VALUE OF				MAXIMUM PAYOUT AS A PERCENTAGE OF BASE SALARY
	MINIMUM PAYOUT	THRESHOLD PAYOUT	TARGET PAYOUT	MAXIMUM PAYOUT
David R. Lukes	$0	$675,000	$1,350,000	$2,250,000	250%
Conor M. Fennerty	$0	$300,000	$600,000	$900,000	150%
John M. Cattonar	$0	$250,000	$500,000	$750,000	150%
Christa A. Vesy	$0	$170,000	$340,000	$510,000	120%

The 2023 annual incentive compensation program for our named executive officers was established by the Committee in March 2023 and used a combination of a company-wide quantitative performance metric as well as qualitative objectives. In each case, the Committee believed that the performance measures were appropriate because their achievement was expected to contribute to our long-term success and the creation of value for our shareholders. The quantitative metric, namely Operating FFO, was designed to comprise 50% of the program’s overall assessment of each named executive officer’s performance for 2023. The remaining 50% of the annual incentive compensation program involved a qualitative assessment of each named executive officer’s performance, with consideration given to the achievement of pre-identified goals for which each executive was individually responsible.

The quantitative component of our 2023 executive incentive compensation program differed from the approach utilized in recent years’ executive incentive compensation programs (in which 30% of the annual incentive award was determined by reference to Operating FFO performance, 30% was determined by reference to Adjusted EBITDA performance and 40% was determined based on the Committee’s qualitative assessment of performance). In early 2023, the Committee and management recognized that the Company would likely seek to dispose a significant number of its properties during the year in pursuit of a strategy focused on unanchored convenience real estate and that the impact of those sales on the Company’s revenues would make it difficult to adopt performance targets with respect to Adjusted EBITDA. In light of these strategic changes and their uncertain impact on quantitative 2023 results, and to help avoid a misalignment of the named executive officers’ compensation interests with intended Company strategy, the Committee felt that it was appropriate to increase the weighting of the program’s qualitative assessment of performance from 40% to 50% in order to provide the Committee with sufficient control and flexibility to award levels of incentive pay commensurate with the executives’ actual performance in 2023.

SITE Centers Corp. ï 2024 Proxy Statement	35

The following charts identify the design of our 2023 annual incentive compensation program, including the performance measures applicable to our named executive officers, the range of performance in 2023 for which points were awarded in our scoring system and the weighting of each of the performance measures to the overall score. Within the performance range applicable to the quantitative metric, the program awarded from one to five points based on the Company’s level of actual performance relative to break-points within the stated performance range on a formulaic, nondiscretionary basis. No points were to be earned on account of the quantitative measure to the extent actual performance was below the bottom end of the identified performance range. In the case of each individualized performance measure, the applicable executive received from zero to five points based on the Committee’s subjective assessment of performance. After points were awarded for each performance measure, each named executive officer was given an overall score based on the weighting of each measure as indicated below. An overall score of one point corresponded to a “threshold” incentive payout, a score of three points corresponded to a “target” incentive payout and a score of five points corresponded to a “maximum” incentive payout, in each case as indicated in the applicable executive’s employment agreement (with straight line interpolation applicable to scores between those break-points).

MR. LUKES’ PERFORMANCE MEASURES	PERFORMANCE RANGE	MEASUREMENT WEIGHTING
Operating FFO per share(1)	$1.10 to $1.16	50%
Committee’s Evaluation (G&A expense management, ESG, Transactions, etc.)	0 to 5	50%

MR. FENNERTY’S PERFORMANCE MEASURES	PERFORMANCE RANGE	MEASUREMENT WEIGHTING
Operating FFO per share	$1.10 to $1.16	50%
Committee’s Evaluation (G&A expense management, ESG, investor relations, etc.)	0 to 5	50%

MR. CATTONAR’S PERFORMANCE MEASURES	PERFORMANCE RANGE	MEASUREMENT WEIGHTING
Operating FFO per share	$1.10 to $1.16	50%
Committee’s Evaluation (Acquisitions and Dispositions, etc.)	0 to 5	50%

MS. VESY’S PERFORMANCE MEASURES	PERFORMANCE RANGE	MEASUREMENT WEIGHTING
Operating FFO per share	$1.10 to $1.16	50%
Committee’s Evaluation (Financial reporting, G&A expense management, etc.)	0 to 5	50%

(1)

FFO is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of REIT performance. FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with GAAP), adjusted to exclude: (a) preferred share dividends, (b) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (c) impairment charges on real estate property and related investments, and (d) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and equity income (loss) from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO by excluding certain non-operating charges, income and gains in order to allow investors to analyze the results of its operations and assess performance of the core operating real estate portfolio. The Company believes that Operating FFO provides additional indicators of the financial performance of a REIT. The Company also believes that Operating FFO more appropriately measures the core operations of the Company and provides benchmarks to its peer group. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate Operating FFO in a different manner. For the limited purpose of determining 2023 executive incentive compensation, the Committee maintained discretion to make equitable adjustments to Operating FFO results based on the level and timing of tenant bankruptcies, acquisitions, dispositions, captive joint ventures and casualty events relative to management’s budgeted estimates for those items (but no such adjustments were ultimately made by the Committee). Within the performance range, the target level of Operating FFO per share was $1.13.

36	SITE Centers Corp. ï 2024 Proxy Statement

Annual Incentive Compensation Decisions

With respect to the 2023 incentive compensation program’s quantitative metric, which comprised 50% of each named executive officer’s overall assessment of 2023 performance, the Company achieved 2023 Operating FFO of $1.18 per share (as compared to the performance range of $1.10 to $1.16 per share). With respect to the qualitative components of the 2023 annual incentive compensation program, the Committee recognized the named executive officers’ collective contributions to 2023 operating results and also considered the following individual achievements in determining each executive’s score with respect to their individual objectives:

•

For Mr. Lukes: leadership in formulating a strategy to create shareholder value through the planned spin-off of the Company’s convenience properties into the first publicly-traded REIT focused on that subsector; leadership in consummating an elevated level of property dispositions at favorable pricing in order to launch the announcement of the Company’s convenience spin-off strategy; achieving a portfolio “high-water” leased rate of 95.9% at March 31, 2023; and reduction of the Company’s general and administrative expense levels in order to better align its cost structure with the size and needs of the organization.

•

For Mr. Fennerty: effective and transparent investor communication strategy with respect to the announcement of the Company’s convenience spin-off strategy which contributed to the relative outperformance of the Company’s common stock price subsequent to the announcement; analyzing and formulating optimal capital structures for the Company and Curbline Properties following consummation of the spin-off, including obtaining a lender commitment to provide a $1.1 billion mortgage facility with loan proceeds to be used to repay all of the Company’s unsecured indebtedness prior to the spin-off date; closing a $380.6 million ($76.1 million at the Company’s share) refinancing of the mortgage loan supporting the Company’s DTP joint venture and a $100 million mortgage loan secured by Nassau Park Pavilion; leadership of the Company’s ESG reporting steering committee; and continued management of lender and rating agency relationships.

•

For Mr. Cattonar: continued development and use of personal relationships to optimize execution with respect to the sale of 22 shopping centers in 2023 for $966.6 million ($876.9 million at the Company’s share); and building local relationships in target markets in order to source attractive acquisitions for the Company’s convenience strategy, including the acquisition of 12 shopping centers in 2023 for an aggregate price of approximately $165.1 million.

•

For Ms. Vesy: effectively managed financial reporting obligations for the Company; helped to achieve general and administrative expense savings through a restructuring of the accounting department and the commencement of the Company’s transition to a new enterprise resource planning software solution; and leadership in the process of preparing carve-out financial statements for the convenience properties to be included in the Curbline Properties spin-off portfolio, including convenience parcels to be separated from existing Company properties.

Based on Operating FFO results and qualitative assessments, the Committee determined that each named executive officer had achieved the maximum overall level of performance under the 2023 incentive compensation program (in other words, 5 points in the scoring system described above) thereby entitling Messrs. Lukes, Fennerty and Cattonar and Ms. Vesy to 2023 incentive payments of $2,250,000, $900,000, $750,000 and $510,000, respectively, which represented the maximum incentive award opportunity under their respective employment agreements.

In lieu of cash, Mr. Lukes’ employment agreement entitles him to elect to receive all or a portion his annual incentive compensation in the form of RSUs subject to a ratable three-year vesting schedule and a 20% increase. In October 2023, Mr. Lukes informed the Company of his election to receive his 2023 annual incentive compensation payout entirely in the form of cash. In accordance with their employment agreements, annual incentive payments were provided to Messrs. Fennerty and Cattonar and Ms. Vesy in cash.

Retention-Based and Performance-Based Equity Grants and Results

Service-Based RSUs Awarded in Connection with the Execution of New Employment Agreements. Each of Messrs. Fennerty and Cattonar received an award of 74,187 service-based RSUs in September 2023 in connection with the execution of his new employment agreement. Both of these awards generally vest 10%, 10%, 10%, 10% and 60% on each of the first five anniversaries of the grant date, in order to promote retention of such officers, and had a value at inception of approximately $1,000,000. Dividend equivalents credited with respect to these RSUs will be paid in cash on a current basis.

Annual Service-Based RSU Awards. Pursuant to the terms of their employment agreements, on February 22, 2023, Messrs. Lukes, Fennerty and Cattonar and Ms. Vesy were granted 72,915, 18,231, 9,117 and 3,648 service-based RSUs having a value of approximately $1 million, $250,000, $125,000 and $50,000, respectively, which grants will generally vest in substantially

SITE Centers Corp. ï 2024 Proxy Statement	37

equal installments on each of the first three anniversaries of the grant date and dividend equivalents credited with respect to these RSUs will be paid in cash on a current basis.

2023 Performance-Based RSU Awards. Pursuant to the terms of their employment agreements, on March 1, 2023, Messrs. Lukes, Fennerty and Cattonar and Ms. Vesy were granted 147,373, 36,843, 18,422 and 7,369 PRSUs, respectively, subject generally to a performance period beginning on March 1, 2023 and ending on February 28, 2026 and having “target” values of approximately $2,000,000, $500,000, $250,000 and $100,000, respectively (excluding accrued dividends). These PRSUs become payable to the executives at the end of the performance period, if at all, based on the percentile rank of the TSR of the Company measured over the performance period as compared to the total shareholder return of a particular set of peer companies during such period as shown below (with straight-line interpolation between levels):

PERFORMANCE LEVEL	RELATIVE TSR	PERCENTAGE EARNED
Below Threshold	Below 33rd percentile	0%
Threshold	33rd percentile	50%
Target	55th percentile	100%
Maximum	70th percentile or above	200%

For these purposes, the peer companies consist of Acadia Realty Trust, Brixmor Property Group Inc., Federal Realty Investment Trust, Kimco Realty Corporation, Kite Realty Group Trust, Phillips Edison & Company Inc., Regency Centers Corporation, Retail Opportunity Investments Corp., RPT Realty, Saul Centers Inc., Tanger Factory Outlet Centers, Urban Edge Properties and Urstadt Biddle Properties. These 13 entities were chosen because they were considered to be most similar to the Company in terms of the economic forces that impact their financial performance and the trading characteristics of their common stock. For purposes of determining TSR, dividends paid on the Company’s common shares during the performance period are deemed reinvested in additional common shares of the Company. In accordance with the terms of the PRSU awards, Urstadt Biddle Properties and RPT Realty were eliminated from the list of peer companies when they were acquired in August 2023 and January 2024, respectively.

Settlement of 2020 CEO and CFO Performance-Based RSU Award. On March 1, 2020, in accordance with the terms of their prior employment agreements, the Company granted Messrs. Lukes and Fennerty PRSUs having a performance period ending on February 28, 2023 and a target value (excluding accrued dividends) of approximately $3 million and $225,000, respectively. The potential payouts for these PRSUs based on relative TSR achievement utilized the same scale as described above for the 2023 PRSUs. Based on the Company’s relative TSR during the three-year period ended February 28, 2023, this award paid out at the maximum level in March 2023, and Messrs. Lukes and Fennerty received 520,520 and 39,039 common shares (which included payment for accrued dividends) having a market value of $6,959,357 and $521,957, respectively, based on the closing price of the Company’s common shares on February 28, 2023. Neither Mr. Cattonar nor Ms. Vesy participated in these PRSU awards.

More information concerning the terms of the employment agreements, including the equity compensation granted to the executives thereunder, is provided in the sections of this Proxy Statement below entitled “Executive Compensation Tables and Related Disclosure—Employment Agreements”.

Other Benefits and Information

Employment Agreements. As discussed above, we have entered into employment agreements with each of our continuing named executive officers that have a substantial impact on their compensation. We were also a party to an employment agreement with Ms. Vesy during her employment. Information concerning the terms of these employment agreements with our named executive officers is provided in the section of this Proxy Statement entitled “Executive Compensation Tables and Related Disclosure – Employment Agreements”.

Perquisites and Fringe Benefits. The named executive officers received certain additional benefits during 2023. The Committee believes that these benefits are reasonable and consistent with its overall compensation program and better enable us to attract and retain superior executive talent.

For 2023, each of Messrs. Lukes, Fennerty and Cattonar and Ms. Vesy were eligible for participation in health, life, disability and other insurance plans, sick leave, reasonable vacation time, and other customary fringe benefits generally on terms available to our other employees.

38	SITE Centers Corp. ï 2024 Proxy Statement

Pursuant to his employment agreement, Mr. Lukes is entitled to automobile service for business and personal use. The benefit includes all reasonable related maintenance, repairs, parking, gasoline, insurance and other reasonable costs and expenses.

Pursuant to their employment agreements, Messrs. Lukes and Fennerty are entitled to reimbursement (up to an aggregate maximum in any calendar year of $25,000 for Mr. Lukes and $10,000 for Mr. Fennerty) for premiums for life, disability and/or similar insurance policies.

Retirement Benefits. We have established a customary tax qualified 401(k) plan for our employees pursuant to which we made semi-monthly matching contributions during 2023 equal to 50% of each participant’s contribution, up to 6% of the sum of his or her base salary plus annual cash performance-based incentive, not to exceed 3% of the sum of the participant’s base salary plus annual cash performance-based incentive, subject to Internal Revenue Code limits.

Elective Deferred Compensation Plan. Our named executive officers are entitled to participate in our Elective Deferred Compensation Plan. Pursuant to the Elective Deferred Compensation Plan, certain of our officers can defer up to 100% of their base salaries and annual cash performance-based incentives, less applicable taxes and authorized benefits deductions. The Elective Deferred Compensation Plan is a nonqualified plan and is an unsecured, general obligation of the Company, and we have established and funded a “rabbi” trust to satisfy our payment obligations under this plan. The Company provides a matching contribution to any participant who defers compensation into the Elective Deferred Compensation Plan equal to the difference between (1) up to 3% of the sum of the participant’s base salary and annual cash performance-based incentive eligible for deferral under the 401(k) plan and the Elective Deferred Compensation Plan, combined, and (2) the actual employer matching contribution provided under the 401(k) plan. Earnings on a participant’s deferred account are based on the results of the investment options available in the plan that are selected by the participant (which are similar to the investment options available under our 401(k) plan). Settlement is generally made in cash at a date determined by the participant at the time a deferral election is made. None of our named executive officers elected to defer any portion of their 2023 cash compensation pursuant to the Elective Deferred Compensation Plan. For more information, please refer to the 2023 Nonqualified Deferred Compensation Table below.

Equity Deferred Compensation Plan. Pursuant to the Equity Deferred Compensation Plan, certain of our officers, including the named executive officers, have the right to defer the receipt of RSUs earned under any equity compensation plan. The value of a participant’s deferrals is converted into units, based on the market value of our common shares at the time of the deferral, so that each unit is equivalent in value to one common share. We have established and funded a “rabbi” trust, which holds our common shares, to satisfy our payment obligations under this plan. Common shares equal to the number of units credited to the participants’ accounts under this plan are placed in the rabbi trust. In the event of our insolvency, the assets of the rabbi trust are available to general creditors. Settlement of units is generally made in our common shares at a date determined by the participant at the time a deferral election is made. None of our named executive officers elected to defer 2023 service-based RSUs pursuant to the Equity Deferred Compensation Plan. In preparation for the spin-off of Curbline Properties, the Company currently contemplates that the Equity Deferred Compensation Plan will be terminated, with remaining account balances paid out to participants.

Stock Ownership Guidelines

Under our stock ownership guidelines, each continuing named executive officer must own common shares or common share equivalents with an aggregate market value of no less than the applicable multiple of such officer’s annual base salary for the immediately preceding year. For the CEO, the multiple is five times his annual base salary; for the CFO, the multiple is three times his annual base salary; and for all other executive officers, the multiple is one times his/her annual base salary. Our Board established these particular levels of stock ownership for our named executive officers because we want the interests of our named executive officers to be aligned with the investment interests of our shareholders.

Such minimum share ownership requirement must be satisfied (1) initially, by no later than the fifth anniversary of the first March 31st following the date such officer receives his or her first grant as a named executive officer, and then (2) on each anniversary of March 31st thereafter. To that end, and unless otherwise approved by the Nominating and ESG Committee, each named executive officer is required to retain 50% of the common shares or common share equivalents of the Company acquired through grants from the Company as part of compensation until such time as the minimum share ownership requirement is satisfied. RSUs and shares deferred into our Equity Deferred Compensation Plan constitute common share equivalents and count toward satisfying the stock ownership guidelines. As of February 28, 2024, all of our continuing named executive officers were in compliance with the stock ownership guidelines.

SITE Centers Corp. ï 2024 Proxy Statement	39

Hedging and Pledging Policy

Our Board has adopted a policy prohibiting our Directors and employees who are officers at or above the level of Vice President (or an equivalent position) from (1) pledging Company stock as collateral for a loan or (2) using Company stock in hedging transactions, such as “cashless” collars, forward sales, equity swaps and similar arrangements because the Board determined that such a policy is in the best interests of the Company and our shareholders. Currently, all Directors, executive officers and, to our knowledge, other covered employees are in compliance with the applicable requirements of the Company’s policy.

Executive Compensation Clawback Policy

As required pursuant to the listing standards of the NYSE, Section 10D of the Exchange Act, and Rule 10D-1 under the Exchange Act, the Board adopted a Clawback Policy (the “Clawback Policy”), effective on October 2, 2023, which provides for the reasonably prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws. Triggering events include accounting restatements to correct an error in previously issued financial statements that is material to such previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received (on or after October 2, 2023) by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the mandatory accounting restatement provisions of the Clawback Policy is generally limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures.

In general, the Company may utilize a broad range of recoupment methods under the Clawback Policy for mandatory accounting restatement clawbacks. The Clawback Policy does not condition such clawback on the fault of the executive officer, but the Company is not required to clawback amounts in limited circumstances where the Committee has made a determination that recovery would be impracticable and (1) the Company has already attempted to recover such amounts but the direct expense paid to a third party in an effort to enforce the Clawback Policy would exceed the amount to be recovered, (2) the recovery of amounts would violate applicable home country law, or (3) the recovery would likely cause the non-compliance of a tax-qualified retirement plan under the Internal Revenue Code of 1986, as amended, and applicable regulations. Operation of the mandatory accounting restatement provisions of the Clawback Policy is subject to a brief phase-in process during the first few years after its effectiveness. The Company may not indemnify any such executive officer against the loss of such recovered compensation in the event of a mandatory accounting restatement.

During the effectiveness of the Clawback Policy, the Company has not been required to prepare a restatement of its financial results that required recovery of erroneously-awarded compensation to covered officers pursuant to the Clawback Policy. There are no balances currently outstanding from prior applications of the Clawback Policy.

Compensation-Related Risk Analysis

The Committee has overall responsibility for overseeing the risks relating to compensation policies and practices affecting senior management. The Committee uses its consultant, Gressle & McGinley, to independently consider and analyze the extent, if any, to which our compensation policies and practices might create risks for the Company, and this review also focuses on variable and incentive compensation elements, as well as policies and practices that could mitigate or balance any such incentives.

After conducting this review, including most recently in early 2024, the Committee has determined that none of our compensation policies and practices create any risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, the Committee considered that a significant portion of total executive compensation in recent years has been comprised of service-based RSUs that vest over several years and long-term PRSUs whose vesting is based on relative shareholder return over a multi-year period. The Committee believes that these equity award structures and the corresponding vesting conditions encourage actions and behaviors that increase long-term shareholder value rather than short-term risk taking. In addition, annual incentive compensation awarded to our executive officers is subject to a cap and is based on a combination of quantitative and qualitative performance metrics, thereby reducing the likelihood that our executives are overly focused on any single metric that might encourage risky behavior.

40	SITE Centers Corp. ï 2024 Proxy Statement

7. Executive Compensation Tables and

Related Disclosure

2023 Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(1)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
David R. Lukes	2023	900,000	—	3,550,043	2,250,000	40,607	6,740,650
Chief Executive Officer	2022	900,000	—	3,606,484	2,250,000	43,001	6,799,485
and President	2021	900,000	—	3,717,683	2,250,000	42,536	6,910,219
Conor M. Fennerty	2023	575,000	—	1,902,419	900,000	18,930	3,396,349
Executive Vice President, Chief	2022	450,000	—	901,655	675,000	11,178	2,037,833
Financial Officer and Treasurer	2021	443,559	—	1,330,480	675,000	13,148	2,462,187
John M. Cattonar	2023	475,000	—	1,458,668	750,000	12,399	2,696,067
Executive Vice President and	2022	350,000	—	450,828	525,000	11,649	1,337,477
Chief Investment Officer	2021	337,500	—	338,285	525,000	10,999	1,211,784
Christa A. Vesy	2023	425,000	—	177,532	510,000	12,744	1,125,276
Former Executive Vice President and	2022	425,000	—	180,349	510,000	11,994	1,127,343
Chief Accounting Officer	2021	393,645	—	287,371	510,000	11,344	1,202,360

(1)

The amounts reported in columns (c) and (f) for 2023 include amounts deferred into our 401(k) plan (a qualified plan) by Messrs. Lukes, Fennerty and Cattonar and Ms. Vesy for the year ended December 31, 2023 as follows: Mr. Lukes, $30,000; Mr. Fennerty, $22,500; Mr. Cattonar, $22,500; and Ms. Vesy, $30,000.

(2)

The amounts reported in column (e) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of all stock awards granted during the reported years. Assumptions used in the calculation of these amounts for 2023 are included in footnote 13 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. The amounts reported in this column for 2023 include:

•

for each of Messrs. Lukes, Fennerty and Cattonar and Ms. Vesy, $2,591,211, $647,803, $323,901 and $129,591, respectively, relating to the grant date fair value of PRSUs granted in March 2023 in accordance with their employment agreements. The grant date fair value associated with the PRSU awards was computed in accordance with FASB ASC Topic 718 and is based on the probable outcome of the performance conditions, although the ultimate value of the awards could be as low as zero. Assuming achievement of maximum performance, the value as of the grant date of these PRSU awards made to Messrs. Lukes, Fennerty and Cattonar and Ms. Vesy would be $5,182,422, $1,295,606, $647,802 and $259,122, respectively. See “Compensation Discussion and Analysis—2023 Compensation Program—Retention-Based and Performance-Based Equity Grants and Results” for more information;

•

for each of Messrs. Lukes, Fennerty and Cattonar and Ms. Vesy, $958,832, $239,738, $119,889 and $47,971, respectively, relating to the grant date fair value of annual service-based RSUs granted in accordance with their employment agreements; and

•	for each of Messrs. Fennerty and Cattonar, $1,014,878 relating to the grant date fair value of service-based awards granted upon execution of their September 2023 employment agreements.

(3)

The amounts reported in column (f) for 2023 reflect cash amounts earned by Messrs. Lukes, Fennerty and Cattonar and Ms. Vesy as annual cash performance-based incentive compensation for 2023. For more information about the award reported in this column for 2023, see “Compensation Discussion and Analysis—2023 Compensation Program—Annual Incentive Compensation Decisions” above.

(4)	The amounts shown in column (g) for the named executive officers for 2023 include:

•	for Mr. Lukes, automobile service, reimbursement of personal disability/life insurance premiums of $25,000, matching contributions to the 401(k) plan and matching contribution to the medical HSA Plan;

•	for Mr. Fennerty, reimbursement of personal disability/life insurance premiums and matching contributions to the 401(k) plan; and

•	for Mr. Cattonar and Ms. Vesy, matching contributions to the 401(k) plan and disability insurance premiums.

None of the amounts reported for the named executive officers for 2023 in column (g), if not a perquisite or personal benefit, exceeds $10,000 or, if a perquisite or personal benefit, exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits, except as disclosed in this footnote.

SITE Centers Corp. ï 2024 Proxy Statement	41

2023 Grants of Plan-Based Awards Table

NAME	GRANT DATE	COMMITTEE ACTION DATE	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(3)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(4)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
David R. Lukes	2/22/22	1/24/23	—	—	—	—	—	—	72,915	958,832
	3/1/23	1/24/23	—	—	—	73,687	147,373	294,746	—	2,591,211
	3/9/23	3/9/23	33,750	1,350,000	2,250,000	—	—	—	—	—
Conor M. Fennerty	2/22/23	1/24/23	—	—	—	—	—	—	18,231	239,738
	3/1/23	1/24/23	—	—	—	18,422	36,843	73,686	—	647,803
	3/9/23	3/9/23	30,000	600,000	900,000	—	—	—	—	—
	9/15/23	9/13/23	—	—	—	—	—	—	74,187	1,014,878
John M. Cattonar	2/22/22	1/24/23	—	—	—	—	—	—	9,117	119,889
	3/1/23	1/24/23	—	—	—	9,211	18,422	36,844	—	323,901
	3/9/23	3/9/23	25,000	500,000	750,000	—	—	—	—	—
	9/15/23	9/13/23	—	—	—	—	—	—	74,187	1,014,878
Christa A. Vesy	2/22/23	1/24/23	—	—	—	—	—	—	3,648	47,971
	3/1/23	1/24/23	—	—	—	3,685	7,369	14,738	—	129,561
	3/9/23	3/9/23	17,000	340,000	510,000	—	—	—	—	—

(1)

Amounts in these columns reflect the annual cash performance-based incentive compensation opportunity established for the named executive officers in March 2023 pursuant to their employment agreements with the Company, although the ultimate value of each executive’s annual cash performance-based incentive payout could be zero. For purposes of this table, “Threshold” represents the lowest possible amount that could be earned by the executive if he or she received anything – in other words, a payout corresponding to a score of one point on the lowest weighted 2023 annual incentive performance metric and a score of zero points on all other performance metrics. The amount actually earned by the named executive officers, as determined by the Committee in January 2024, is included in the “Non-Equity Incentive Plan Compensation” column (column (f)) of the 2023 Summary Compensation Table above. See “Compensation Discussion and Analysis—2023 Compensation Program—Annual Incentive Compensation Decisions” above for additional information about the annual cash performance-based incentive compensation awards.

(2)

Amounts in this column represent PRSU awards granted to the named executive officers in March 2023 pursuant to their respective employment agreements with the Company pursuant to which a certain number of common shares may be issued at the end of the three-year performance period based on the relative return of our common shares during the performance period. The number of shares represents the threshold, target and maximum number of shares eligible to be issued at the conclusion of the performance period (excluding accrued dividends), although the ultimate value of the performance-based RSU awards could be zero. For more information about these awards, see “Compensation Discussion and Analysis—2023 Compensation Program—Retention-Based and Performance-Based Equity Grants and Results” above.

(3)

The amounts disclosed in the first completed row of this column reflect annual grants of service-based RSUs made to the named executive officers pursuant to the terms of their respective employment agreements which generally vest in substantially equal installments on each of the first three anniversaries of the grant date. The amounts disclosed in the second completed row of this column for Messrs. Fennerty and Cattonar represent service-based RSUs granted in connection with the execution of their September 2023 employment agreements which generally vest 10%, 10%, 10%, 10% and 60% on each of the first five anniversaries of the grant date. For more information about these awards, see “Compensation Discussion and Analysis—2023 Compensation Program—Retention-Based and Performance-Based Equity Grants and Results”.

(4)

Amounts in this column relating to equity awards are computed in accordance with FASB ASC Topic 718. Amounts shown in the first row of this column for all executive officers, and in the fourth row for Messrs. Fennerty and Cattonar, are calculated using the closing price of our common shares on the grant date of the applicable service-based RSU awards. Amounts shown in the second row of this column for all executive officers represent the fair value of the PRSU awards granted in March 2023 pursuant to the terms of their employment agreements, which values are presented based on the probable outcome of the awards.

Grants made in 2023 are described more fully in the “Compensation Discussion and Analysis” and “Employment Agreements” sections of this Proxy Statement. More information concerning the terms of the named executive officers’ employment agreements is provided under the section entitled “Employment Agreements” of this Proxy Statement. More information concerning the amount of salary and incentive compensation in proportion to total compensation for Mr. Lukes is provided under the section of this Proxy Statement entitled “Compensation Discussion and Analysis—Compensation Program Design”.

42	SITE Centers Corp. ï 2024 Proxy Statement

Outstanding Equity Awards at 2023 Fiscal Year-End Table(1)

		OPTION AWARDS				STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(4)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(3)(4)
David R. Lukes	various	—	—	—	—	447,713	6,102,328	—	—
	3/1/2021	—	—	—	—	—	—	173,443	2,364,034
	3/1/2022	—	—	—	—	—	—	140,484	1,914,790
	3/1/2023	—	—	—	—	—	—	154,725	2,108,908
Conor M. Fennerty	various	—	—	—	—	127,155	1,733,123	—	—
	3/1/2021	—	—	—	—	—	—	43,361	591,008
	3/1/2022	—	—	—	—	—	—	35,121	478,698
	3/1/2023	—	—	—	—	—	—	38,681	527,223
John M. Cattonar	various	—	—	—	—	97,371	1,327,167	—	—
	3/1/2022	—	—	—	—	—	—	17,561	239,356
	3/1/2023	—	—	—	—	—	—	19,341	263,619
Christa A. Vesy(5)	2/22/2014	12,773	—	26.83	2/22/2024	—	—	—	—
	2/22/2015	9,830	—	31.11	2/22/2025	—	—	—	—
	2/23/2016	9,075	—	26.60	2/23/2026	—	—	—	—
	various	—	—	—	—	16,053	218,802	—	—
	3/1/2022	—	—	—	—	—	—	7,024	95,743
	3/1/2023	—	—	—	—	—	—	7,737	105,450

(1)	Except as otherwise indicated, the information in the Outstanding Equity Awards at 2023 Fiscal Year-End Table is provided as of December 31, 2023.

(2)

The amounts in this column with respect to the following named executive officers reflect service-based RSUs that generally vest or vested as follows (except that, in connection with her March 8, 2024 resignation, Ms. Vesy forfeited her remaining, then-unvested RSUs):

MR. LUKES (#)	MR. FENNERTY (#)	MR. CATTONAR (#)	MS. VESY (#)	VESTING DATES
71,457	23,781	1,148	3,392	February 22, 2024
43,818	10,956	5,478	2,192	February 22, 2024 and 2025
72,915	18,231	9,117	3,648	February 22, 2024, 2025 and 2026
—	—	7,441	—	May 11, 2024
259,523	—	—	6,821	September 11, 2024
—	29,676	29,676	—	September 15, 2024, 2025, 2026, 2027
—	44,511	44,511	—	September 15, 2028
447,713	127,155	97,371	16,053	Total

(3)	These amounts were calculated based upon the closing price of our common shares on December 29, 2023, the last trading day of the year, of $13.63.

(4)

For Messrs. Lukes and Fennerty, represents the “target” number of shares that could be earned under outstanding PRSUs for the performance period beginning on March 1, 2021 and ending on February 28, 2024 (the second row), the performance period beginning on March 1, 2022 and ending on February 29, 2025 (the third row) and the performance period beginning on March 1, 2023 and ending on February 28, 2026 (the fourth row). For Mr. Cattonar and Ms. Vesy, represents the “target” number of shares that could be earned under outstanding PRSUs for the performance period beginning on March 1, 2022 and ending on February 28, 2025 (the second row for Mr. Cattonar and the fifth row for Ms. Vesy) and the performance period beginning on March 1, 2023 and ending on February 28, 2026 (the third row for Mr. Cattonar and the sixth row for Ms. Vesy). Consistent with the terms of these PRSUs, the payout values include dividend equivalents accrued under the PRSU awards from the date of grant through December 31, 2023. These awards are described more fully in “Compensation Discussion and Analysis—2023 Compensation Program—Retention-Based and Performance-Based Equity Grants and Results” above. Ms. Vesy’s then-unvested PRSUs were forfeited due to her March 8, 2024 resignation.

(5)	Ms. Vesy’s then-unexercised and outstanding stock options remain exercisable for up to 90 days (or three months, as applicable) following her recent resignation.

SITE Centers Corp. ï 2024 Proxy Statement	43

2023 Option Exercises and Stock Vested Table

NAME	OPTION AWARDS		STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
David R. Lukes	—	—	661,560	8,838,819
Conor M. Fennerty	—	—	67,781	899,909
John M. Cattonar	—	—	13,392	166,040
Christa A. Vesy	—	—	17,539	234,148

(1)

Shares acquired on vesting are valued at the closing price of our common shares on the date prior to vesting. The amounts in this column for Messrs. Lukes and Fennerty include shares earned under PRSUs having performance periods ending on February 28, 2023. For more information on these PRSU awards, see “Compensation Discussion and Analysis—2023 Compensation Program—Retention-Based and Performance-Based Equity Grants and Results” above.

2023 Nonqualified Deferred Compensation Table(1)

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)	AGGREGATE EARNINGS IN LAST FY ($)(2)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($)(3)
Elective Deferred Compensation Plan:
David R. Lukes	—	—	7,761	—	108,448
Conor M. Fennerty	—	—	—	—	—
John M. Cattonar	—	—	—	—	—
Christa A. Vesy	—	—	8,538	—	44,568

(1)	Our nonqualified deferred compensation plans are described more fully in “Compensation Discussion and Analysis — 2023 Compensation Program — Other Benefits and Information” above.

(2)	This amount is not reported in the 2023 Summary Compensation Table.

(3)	Of the amount reported in this column, $39,725 for Mr. Lukes and $19,998 for Ms. Vesy was previously reported as compensation in Summary Compensation Tables included in prior years’ proxy statements.

44	SITE Centers Corp. ï 2024 Proxy Statement

Potential Payments Upon Termination or Change in Control

We have entered into certain agreements and we maintain certain plans and policies that will require us to provide certain compensation and other benefits to our continuing named executive officers in the event of a termination of employment or a change in control of the Company. We were also a party to these arrangements with Ms. Vesy during her employment. Based on a hypothetical termination and/or change in control occurring on December 29, 2023, the following tables describe the potential payments upon such termination or change in control owing to each named executive officer then serving at the end of the year under his/her employment agreement and other arrangements in effect on December 29, 2023. The terms and conditions of the named executive officers’ employment agreements, and any applicable Company policies and compensation arrangements, will govern any potential payments for actual terminations or a change in control occurring after December 29, 2023. Ms. Vesy resigned from the Company (constituting a voluntary termination) on March 8, 2024.

EVENT	DAVID R. LUKES ($)	CONOR M. FENNERTY ($)	JOHN M. CATTONAR ($)	CHRISTA A. VESY ($)
Retirement or other Voluntary Termination (without Good Reason)
Accrued Vacation(1)	34,615	23,077	19,231	16,346
Total	34,615	23,077	19,231	16,346
Involuntary Not for Cause or Good Reason Termination
Cash Severance(2)	5,700,000	1,725,000	1,387,500	1,290,000
Unvested Restricted Stock Units	6,102,328	1,733,123	1,327,167	218,802
Unvested Performance-Based Equity Awards(3)	6,387,732	1,596,929	502,975	201,193
COBRA Payment(4)	66,737	60,961	30,996	62,666
Accrued Vacation(1)	34,615	23,077	19,231	16,346
Total	18,291,412	5,139,090	3,267,869	1,789,007
For Cause Termination
No Payments	N/A	N/A	N/A	N/A
Total	N/A	N/A	N/A	N/A
Involuntary or Good Reason Termination (in Connection with a Change in Control)
Cash Severance(2)	8,550,000	2,875,000	2,312,500	2,150,000
Unvested Restricted Stock Units	6,102,328	1,733,123	1,327,167	218,802
Unvested Performance-Based Equity Awards(3)	6,387,732	1,596,929	502,975	201,193
COBRA Payment(4)	66,737	60,961	30,996	62,666
Accrued Vacation(1)	34,615	23,077	19,231	16,346
Total	21,141,412	6,289,090	4,192,869	2,649,007

SITE Centers Corp. ï 2024 Proxy Statement	45

EVENT	DAVID R. LUKES ($)	CONOR M. FENNERTY ($)	JOHN M. CATTONAR ($)	CHRISTA A. VESY ($)
Disability
Cash Severance(2)	1,950,000	550,000	925,000	860,000
Unvested Restricted Stock Units	6,102,328	1,733,123	1,327,167	218,802
Unvested Performance-Based Equity Awards(3)	6,387,732	1,596,929	502,975	201,193
COBRA Payment(4)	66,737	60,961	30,996	62,666
Disability Insurance Proceeds(5)	1,145,722	1,961,664	3,020,284	1,947,728
Accrued Vacation(1)	34,615	23,077	19,231	16,346
Total	15,687,134	5,925,754	5,825,653	3,306,735
Death
Cash Severance(2)	1,950,000	550,000	925,000	860,000
Unvested Restricted Stock Units	6,102,328	1,733,123	1,327,167	218,802
Unvested Performance-Based Equity Awards(3)	6,387,732	1,596,929	502,975	201,193
COBRA Payment(4)	66,737	60,961	30,996	62,666
Accrued Vacation(1)	34,615	23,077	19,231	16,346
Total(6)	14,541,412	3,964,090	2,805,369	1,359,007

(1)	Assumes two weeks of personal time off (“PTO”) is paid pursuant to our current PTO policy.

(2)

Reported amounts calculated pursuant to the terms of the respective employment agreement, if applicable, assuming an annual incentive payout for 2023 at the “target” level (except in the case of termination in connection with a change in control), payable in a lump sum. Assumes any accrued base salary and annual incentive for 2023 have been paid, due to evaluation as of the last business day of the year.

(3)

As of December 29, 2023, relative TSR during the performance periods applicable to the three-year PRSUs issued to Messrs. Lukes and Fennerty on March 1, 2021 and to Messrs. Lukes, Fennerty and Cattonar and Ms. Vesy on March 1, 2022 and March 1, 2023 had each exceeded their “threshold” requirements set forth in the applicable awards, and therefore, each of these awards is included in the respective reported amount for each executive assuming “target” value. These values assume no replacement awards are granted in the event of a Change of Control.

(4)

Reported amounts consist of our estimate of 18 months of monthly COBRA premiums for health, dental and vision benefits and the employer portion of the premium for other insurance provided by the Company.

(5)

Reported amounts consist of our estimate of payments for long-term disability using a present value calculation that takes into account (a) age and total payments over the benefit term assuming that the disability occurs on December 29, 2023, and (b) a discount rate based on the rate for the Treasury security with a similar term. In general, benefits are available until age 65.

(6)

Reported amounts do not include payments under personal life insurance policies arranged and obtained by the executives for which we reimburse the premium (subject to caps on reimbursement set forth in the applicable executive’s employment agreement).

In connection with Ms. Vesy’s voluntary termination by resignation on March 8, 2024, she is entitled under her employment agreement to receive payment of $16,346 for her accrued but unused PTO through such date under Company policy, but receives no further compensation or other benefits from the Company. Ms. Vesy’s then-unexercised and outstanding stock options remain exercisable for up to 90 days (or three months, as applicable) following her resignation due to their terms, and Ms. Vesy remains subject to customary non-competition and non-solicitation restrictive covenants that extend for one year following resignation and perpetual confidentiality and mutual non-disparagement restrictive covenants under her employment agreement, as described below. The Company waived the otherwise-applicable 90-day notice requirement for Ms. Vesy’s resignation.

46	SITE Centers Corp. ï 2024 Proxy Statement

Employment Agreements

During 2023, we were a party to employment agreements with each of our named executive officers. On September 15, 2023, we entered into new employment agreements with Messrs. Fennerty and Cattonar which superseded and replaced their prior employment agreements on a go-forward basis, which prior employment agreements were scheduled to terminate in February 2024 and May 2024, respectively. The key terms of the employment agreements in effect with our named executive officers on December 31, 2023 (which include customary non-competition and non-solicitation restrictive covenants that extend for one year following termination and perpetual confidentiality and mutual non-disparagement restrictive covenants) are described below. Ms. Vesy resigned from the Company on March 8, 2024, but her employment agreement is described below as it was in effect for all of 2023.

KEY TERMS	DAVID R. LUKES	CONOR M. FENNERTY	JOHN M. CATTONAR	CHRISTA A. VESY

Date of Agreement	September 11, 2020	September 15, 2023	September 15, 2023	September 11, 2021

Term of Agreement	September 11, 2024	September 30, 2026	September 30, 2026	September 11, 2024

Annual Base Salary Rate	$900,000	$600,000	$500,000	$425,000

Annual Cash Incentive Compensation	Target award of 150% of year-end base salary(1)	Target award of 100% of year-end base salary	Target award of 100% of year-end base salary	Target award of 80% of year-end base salary

Initial Equity Grants Under Employment Agreement	190,696 service-based RSUs (“Upfront RSUs”) generally vesting over four years, plus 190,695 Upfront RSUs generally vesting on the fourth anniversary of the grant date (“Cliff Vest Upfront RSUs”)	74,187 Upfront RSUs generally vesting 10%, 10%, 10%, 10% and 60% on the first, second, third, fourth and fifth anniversaries of the grant date	74,187 Upfront RSUs generally vesting 10%, 10%, 10%, 10% and 60% on the first, second, third, fourth and fifth anniversaries of the grant date	18,807 Upfront RSUs generally vesting ratably over three years

Annual Equity Grants Under Employment Agreement	In each of 2021, 2022, 2023 and 2024: $1,000,000 in service- based RSUs (“Annual RSUs”) generally vesting over three years, plus $2,000,000 in “target” PRSUs (“Annual PRSUs”)(2)	In each of 2024, 2025 and 2026: $250,000 in Annual RSUs generally vesting over four years, plus $600,000 in “target” Annual PRSUs	In each of 2024, 2025 and 2026: $150,000 in Annual RSUs generally vesting over four years, plus $600,000 in “target” Annual PRSUs	In each of 2022, 2023 and 2024: $50,000 in Annual RSUs, plus $100,000 in “target” Annual PRSUs

Other Ongoing Terms	Annual automobile service, and annual reimbursement for $25,000 in life, disability and similar insurance premiums	Annual reimbursement for $10,000 in life, disability and similar insurance premiums	N/A	N/A

(1)

Mr. Lukes may elect, generally no later than October 31 of each calendar year, to receive up to 100% of his annual cash incentive payout (if any) for such calendar year in the form of a grant of service-based RSUs equal in value to 120% of the portion of the annual cash incentive that is subject to the election, and generally vesting in substantially equal installments on the first three anniversaries of the grant date (“Annual Bonus RSUs”).

(2)

Payout for Annual PRSUs may vary from 0% to 200% of the target award based on achievement with respect to performance objectives established by the Committee in consultation with Mr. Lukes measured over a three-year performance period, provided that no less than 50% of the aggregate target Annual PRSUs each year will vest based on the Company’s relative total shareholder return achievement.

The new employment agreements with Messrs. Fennerty and Cattonar contain compensation structures which are generally consistent with the compensation structures set forth in their prior employment agreements and with the compensation structure set forth in our Chief Executive Officer’s September 2020 employment agreement. In terms of specific changes, each of the new employment agreements generally increased the officer’s annual base salary rate (as

SITE Centers Corp. ï 2024 Proxy Statement	47

further described above), provided for the grant of service-based RSUs and their related terms (as further described above), and increased the value of the annual PRSU grants starting in 2024 (by $100,000 for Mr. Fennerty and $350,000 for Mr. Cattonar). The new employment agreements also made certain non-substantive, conforming and clarifying changes compared to the prior employment agreements.

Each of the employment agreements to which the Company is a party may be terminated under a variety of circumstances. Our Board has the right to terminate an employment agreement for “cause” if the executive engages in certain specified conduct, for “disability” if the executive is disabled for a specified period of time, or at any other time without cause by giving the executive at least 90 days’ prior written notice. The executive also has the right to terminate his employment agreement for “good reason” in certain specified circumstances or at any other time without good reason by giving us at least 90 days’ prior written notice.

The executives (or their personal representatives or dependents, as appropriate) are entitled under the employment agreements to certain additional payments and benefits in the event of certain termination circumstances during the agreement term, including in connection with a change in control. In general, the Committee believes that the inclusion of change in control provisions in these agreements is appropriate because such agreements help ensure a continuity of management during a potential change in control and help ensure that management remains focused on completing a transaction that is likely to maximize shareholder value. The Committee also believes that the payment of change in control compensation would be appropriate because the executive officer may forego other opportunities at the time of the change in control. For information concerning the amounts payable upon a change in control measured as of December 29, 2023, see the “Executive Compensation Tables and Related Disclosure — Potential Payments Upon Termination or Change in Control” section above. The table below summarizes the benefits to which our executives are entitled under the employment agreements in effect on December 31, 2023 in the event of certain termination scenarios (over and above accrued compensation and benefits) (Ms. Vesy resigned on March 8, 2024 and will no longer be entitled to these benefits):

TERMINATION WITHOUT CAUSE OR FOR GOOD REASON	TERMINATION DUE TO DEATH OR DISABILITY	“TRIGGERING EVENT”(1) WITHIN TWO YEARS AFTER A “CHANGE IN CONTROL”(2)

•  Lump sum in cash equal to 1.5 times (two times for Mr. Lukes) sum of (a) base salary plus (b) average of the annual incentives earned in the three fiscal years preceding the year of termination (the “Average Bonus”) disregarding any enhanced value received based on any election by Mr. Lukes to receive Annual Bonus RSUs in lieu of cash for any annual incentive;

•  Lump sum in cash equal to the annual incentive that would have been earned for the year of termination based on actual performance, pro-rated based on the executive’s period of service during such year (the “Pro-Rata Actual Bonus”);

•  Lump sum in cash equal to 18 months of monthly insurance premiums for health, dental and vision benefits and the employer portion of the premium for other insurance provided by the Company (the “18-month Health Benefit”); and

•  Vesting of Annual Bonus RSUs, Upfront RSUs, Cliff Vest Upfront RSUs, Annual RSUs and Annual PRSUs based on level of performance to date (“Accelerated Award Vesting”)

•  Lump sum in cash equal to the target annual incentive for year of termination, pro-rated based on the executive’s period of service during such year (the “Pro-Rata Target Bonus”);

•  18-month Health Benefit; and

•  Accelerated Award Vesting

• Lump sum in cash equal to 2.5 times (three times for Mr. Lukes) sum of (a) base salary plus (b) Average Bonus; • Pro-Rata Target Bonus; • 18-month Health Benefit; and • Accelerated Award Vesting

(1)

A “Triggering Event” is the occurrence of one of the following within two years after a change in control: (a) we terminate the employment of the executive, other than in the case of a termination for “Cause” (as defined in the applicable employment agreement), a termination following disability, or a termination based on death; or (b) the executive terminates the executive’s employment for “Good Reason” (as defined in the applicable employment agreement).

48	SITE Centers Corp. ï 2024 Proxy Statement

(2)

A “Change in Control” generally occurs if: (a) there is a consummation of a consolidation or merger in which we are not the surviving corporation, the sale of substantially all of our assets, or the liquidation or dissolution of the Company; (b) any person or other entity (subject to certain exceptions) purchases our shares (or securities convertible into our shares) pursuant to a tender or exchange offer without the prior consent of the Board, or becomes the beneficial owner of 30% or more of the voting power of our outstanding securities without the prior consent of the Board; or (c) during any two-year period, we experience a turnover of a majority of the Directors on our Board (subject to certain exceptions for replacement Directors approved by at least two-thirds of the Directors serving at the beginning of such period, but specifically excluding certain replacement Directors elected in connection with an election or proxy contest).

CEO Pay Ratio

For 2023, the ratio of the annual total compensation of Mr. Lukes, our CEO (“CEO Compensation”), to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries (other than Mr. Lukes) (“Median Annual Compensation”) was approximately 57 to 1. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below.

For purposes of this pay ratio disclosure, CEO Compensation was $6,767,973. CEO Compensation for purposes of this disclosure represents the total compensation reported for Mr. Lukes under the “2023 Summary Compensation Table” for 2023 and also includes the Company’s contributions to group health and welfare benefits provided to Mr. Lukes.

For purposes of this pay ratio disclosure, Median Annual Compensation was $119,739, and was calculated by totaling for our Median Employee all applicable elements of compensation for 2023 in accordance with Item 402(c)(2)(x) of Regulation S-K plus the Company’s contributions to group health and welfare benefits provided to the Median Employee.

We refer to the employee who received the Median Annual Compensation as the “Median Employee.” Due to changes in the composition of our workforce during 2023, we identified a new Median Employee for purposes of calculating our CEO pay ratio for 2023 rather than using the Median Employee utilized to calculate our CEO pay ratio for 2022. To identify the Median Employee, we first measured compensation for the period beginning on January 1, 2023 and ending on November 30, 2023 for 223 employees, representing all full-time, part-time, seasonal and temporary employees of the Company and its consolidated subsidiaries as of December 1, 2023 (the “Determination Date”). This number does not include any independent contractors or “leased” workers, as permitted by the applicable SEC rules. This number also does not exclude any non-U.S. employees and does not exclude any employees of businesses acquired by us or combined with us. The compensation measurement was calculated by totaling, for each employee, cash compensation (except as described in the next sentence), including regular pay (wages and salary), all variants of overtime, tax gross-up earnings related to awards, dividend equivalent payments, car allowances, short-term disability payments, and all variants of bonus payments. Specifically excluded from the calculation were the value of equity and equity-based awards, equity deferred compensation, deferred equity distributions, option exercises, deferred equity dividend earnings, taxable fringe benefits for executive long-term disability, and sign-on bonuses. Further, we did not utilize any statistical sampling or cost-of-living adjustments for purposes of this pay ratio disclosure. A portion of our employee workforce (full-time and part-time) identified above worked for less than the full fiscal year due to commencing employment after January 1, 2023. In determining the Median Employee, we annualized the total compensation for such individuals (but avoided creating full-time equivalencies) based on reasonable assumptions and estimates relating to our employee compensation program.

SITE Centers Corp. ï 2024 Proxy Statement	49

Pay Versus Performance
Pursuant to the SEC’s pay versus performance (“PVP”) disclosure rules, the following Pay Versus Performance table (“PVP Table”) provides
SEC-required
information about compensation for 2023 for this Proxy Statement’s named executive officers, as well as compensation for 2022, 2021 and 2020 for our named executive officers from our 2023, 2022 and 2021 Proxy Statements, respectively (each of 2020, 2021, 2022 and 2023, a “Covered Year”). We refer to all of the named executive officers covered in the PVP Table below, collectively, as the “PVP NEOs”. The PVP Table also provides information about the results for certain measures of financial performance during those same Covered Years. In reviewing this information, there are a few important things we believe you should consider:

•	The information in columns (b) and (d) of the PVP Table comes directly from our Summary Compensation Tables for the relevant years, without adjustment;

•
As required by the SEC’s PVP rules, we label the information in columns (c) and (e) of the PVP Table as “compensation actually paid” (or “CAP”) to the applicable PVP NEOs. However, these CAP amounts may not necessarily reflect “take home pay” or the final compensation that our PVP NEOs actually earned or walked away with for their service in the Covered Years. Instead, the SEC’s concept of CAP reflects a combination of realized pay and realizable or accrued pay. As a result, CAP amounts are calculated in a manner different than information that we have presented elsewhere in this Proxy Statement, especially with respect to the valuation of outstanding equity awards; and

•
As required by the SEC’s PVP rules, we provide information in the PVP Table below about our cumulative absolute total shareholder return (“TSR”) results, cumulative TSR results for a peer group of companies identified in the PVP Table, and our U.S. GAAP net income results (the “External Measures”) during the Covered Years. We did not, however, actually base any compensation decisions for the PVP NEOs on, or link any PVP NEO pay to, these particular External Measures because the External Measures were not metrics used in our short-term or long-term incentive plans during the Covered Years. In particular, the index-based peer group used for purposes of this PVP Table disclosure (the FTSE NAREIT Equity Shopping Centers Index) is different from the specific group of companies against which we evaluate relative TSR performance for our named executive officers for purposes of our PRSU awards, as described above in our Compensation Discussion and Analysis. As a result, we did not necessarily design our PVP NEO compensation to move in tandem with improving, declining or steady achievement in these External Measures.

Due to the use and weighting of the Operating Funds From Operations (also referred to in this Proxy Statement as “Operating FFO”) per share performance measure in our annual cash incentive compensation plan for 2023, we have determined that, pursuant to the SEC’s PVP rules, Operating Funds From Operations per share should be designated as the “Company-Selected Measure” to be included in the far right column of the PVP Table below because we believe it is the most important financial measure that demonstrates how we sought to link executive pay to performance for 2023.
Pay Versus Performance Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON
YEAR	SUMMARY COMPENSATION TABLE (“SCT”) TOTAL FOR PEO ($)(1)	COMPENSATION ACTUALLY PAID TO PEO ($)(1)(2)	AVERAGE SCT TOTAL FOR NON-PEO PVP NEOS ($)(1)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO PVP NEOS ($)(1)(2)	TOTAL SHAREHOLDER RETURN ($)(3)	PEER GROUP TOTAL SHAREHOLDER RETURN ($)(4)	NET INCOME ($)(5)	OPERATING FUNDS FROM OPERATIONS PER SHARE ($)(6)
2023	6,740,650	3,657,129	2,405,897	2,049,666	112.35	117.03	265,703	1.18
2022	6,799,485	5,305,017	1,500,884	1,309,320	106.88	104.46	168,719	1.18
2021	6,910,219	24,547,349	1,625,444	2,093,387	119.39	119.43	124,935	1.17
2020	8,555,564	8,722,586	1,602,380	1,161,027	73.98	72.36	35,721	0.99

(1)
David R. Lukes was our principal executive officer (“PEO”) for the full year for each of the Covered Years. For each of 2023, 2022 and 2021, our non-PEO
PVP NEOs
(“Non-PEO
NEOs”) were Conor M. Fennerty, John M. Cattonar and Christa A. Vesy. For 2020, our
Non-PEO
NEOs were Conor M. Fennerty, Christa A. Vesy and Michael A. Makinen (Mr. Makinen was our former Chief Operating Officer whose employment with us ended in December 2020).

50	SITE Centers Corp. ï 2024 Proxy Statement

(2)
For 2023, in determining both the CAP for our PEO and the average CAP for our
Non-PEO
PVP NEOs for purposes of this PVP Table, we deducted from or added back to the total amount of compensation reported in column (b) and column (d) for such Covered Year the following amounts:

ITEM AND VALUE ADDED (DEDUCTED)	2023 ($)
For David R. Lukes:
- Summary Compensation Table “Stock Awards” column value	(3,550,043)
+ Covered Year-end fair value of outstanding equity awards granted in Covered Year	2,199,759
+/- Change in fair value (from prior year-end to Covered Year-end) of equity awards outstanding at Covered Year-end that were granted prior to Covered Year	(1,691,860)
+/- Change in fair value (from prior year-end to vest date in Covered Year) of equity awards granted prior to Covered Year that vested in Covered Year	(185,278)
+ Includable dividend equivalents paid or accrued on equity awards during Covered Year	143,901
TOTAL ADDED (DEDUCTED)	(3,083,521)
For Non-PEO Named Executive Officers (Average):
- Summary Compensation Table “Stock Awards” column value	(1,179,540)
+ Covered Year-end fair value of outstanding equity awards granted in Covered Year	985,781
+/- Change in fair value (from prior year-end to Covered Year-end) of equity awards outstanding at Covered Year-end that were granted prior to Covered Year	(173,144)
+/- Change in fair value (from prior year-end to vest date in Covered Year) of equity awards granted prior to Covered Year that vested in Covered Year	(6,249)
+ Includable dividend equivalents paid or accrued on equity awards during Covered Year	16,921
TOTAL ADDED (DEDUCTED)	(356,231)

Please note that while similar adjustment information was provided in our 2023 proxy statement for Covered Years 2020, 2021 and 2022, under applicable SEC guidance, repeating such adjustment information is not required in this Proxy Statement because in our view it is not material to our shareholders’ understanding of the information reported in the PVP Table for 2023 or the relationships disclosures provided below.

(3)
For each Covered Year, our absolute TSR was calculated based on the yearly percentage change in our cumulative TSR on our common shares, par value $0.10 per share, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for the period beginning with our closing share price on the NYSE on December 31, 2019 through and including the last day of the Covered Year (each one-year,
two-year,
three-year and four-year period, a “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing share price at the end versus the beginning of the Measurement Period, divided by (b) our closing share price at the beginning of the Measurement Period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of each Measurement Period to produce the Covered
Year-end
values of such investment as of the end of 2023, 2022, 2021 and 2020, as applicable. Because Covered Years are presented in the table in reverse chronical order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

(4)
For purposes of this PVP disclosure, our peer group is the FTSE NAREIT Equity Shopping Centers Index (the “PVP Peer Group”). For each Covered Year, the PVP Peer Group cumulative TSR was calculated based on a deemed fixed investment of $100 in the index through each Measurement Period, assuming dividend reinvestment.

(5)	In thousands. These net income results were calculated in accordance with U.S. GAAP.

(6)
For purposes of this PVP Table, our Operating Funds From Operations per share were calculated substantially as described above in our Compensation Discussion and Analysis. See “Compensation Discussion and Analysis—2023 Compensation Program—Annual Incentive Compensation Design” for more information on the calculation of Operating Funds From Operations per share.

SITE Centers Corp. ï 2024 Proxy Statement	51

2023 Tabular List
The following Tabular List provides what we believe are the most important financial performance measures we used to link compensation for our PEO and
Non-PEO
PVP NEOs for 2023 to our performance for 2023:

TABULAR LIST
PERFORMANCE MEASURE	PERFORMANCE MEASURE TYPE
Operating Funds From Operations per share	Financial
Relative Total Shareholder Return	Financial
Descriptions of Relationships Between CAP and Certain Financial Performance Measure Results
The following charts provide, across the Covered Years, a description of the relationships between (1) our cumulative TSR and the cumulative
TSR for the PVP Peer Group reflected in the PVP Table above and (2) PEO CAP and the financial performance measures results set forth
in columns (f), (h) and (i) of the PVP Table above and (3) average
Non-PEO
PVP NEO CAP and the financial performance measures results set forth in columns (f), (h) and (i) of the PVP Table above.

52	SITE Centers Corp. ï 2024 Proxy Statement

SITE Centers Corp. ï 2024 Proxy Statement	53

8. Proposal Four: Ratification of PricewaterhouseCoopers LLP as the

Company’s Independent Registered Public

Accounting Firm

Proposal Summary and Board Recommendation

PricewaterhouseCoopers LLP served as our independent registered public accounting firm in 2023 and has been selected by our Audit Committee to do so in 2024. Our Board has directed that management submit the selection of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, be available to respond to appropriate questions and have an opportunity to make a statement, if desired.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Amended and Restated Code of Regulations or otherwise. However, our Board is seeking ratification of PricewaterhouseCoopers LLP as a matter of good corporate practice. If the shareholders do not approve the ratification of PricewaterhouseCoopers LLP, then the Audit Committee will reconsider whether to retain the firm. In such event, the Audit Committee may retain PricewaterhouseCoopers LLP, notwithstanding the fact that the shareholders did not approve the ratification of PricewaterhouseCoopers LLP, or select another nationally recognized accounting firm without re-submitting the matter to the shareholders. Even if the shareholders ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm, the Audit Committee reserves the right in its discretion to select a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

BOARD RECOMMENDATION:

“FOR” RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Fees Paid to PricewaterhouseCoopers LLP

The following table presents fees for services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2023 and 2022:

TYPE OF FEES	2023 ($)	2022 ($)
Audit fees(1)	1,127,555	1,013,798
Audit-related fees(2)	126,000	334,394
Tax fees(3)	376,455	314,963
All other fees(4)	972	3,132
Total	1,630,982	1,666,287

(1)	Audit fees consisted principally of fees for the audit of our financial statements.

(2)

Audit-related fees consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” Such audit-related fees consisted of audit-related services and registration statement-related services performed pursuant to SEC filing requirements.

(3)

Tax fees included fees billed for professional services rendered for tax compliance and tax consulting services, including those of unconsolidated joint ventures at 100%. The fees for all tax compliance services, including unconsolidated joint ventures, were $364,585 and $265,208 for 2023 and 2022, respectively.

(4)	All other fees consisted of fees billed for software licensing fees.

54	SITE Centers Corp. ï 2024 Proxy Statement

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee has a policy for the pre-approval of all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee pre-approves specifically described audit and permissible non-audit services, and periodically grants general pre-approval of categories of audit and permissible non-audit services up to specified cost thresholds. Any services exceeding pre-approved cost levels must be specifically pre-approved by the Audit Committee. All of the services rendered by PricewaterhouseCoopers LLP under the categories “Audit-related fees,” “Tax fees,” and “All other fees” described above were pre-approved by the Audit Committee.

Auditor Independence

The Audit Committee believes that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Audit Committee Report

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee meets at least quarterly to review quarterly or annual financial information prior to its release and inclusion in SEC filings. As part of each meeting, the Audit Committee has the opportunity to meet independently with management and our independent registered public accounting firm.

In discharging its oversight responsibility as to the audit process, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, has discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence, and has satisfied itself as to the independent registered public accounting firm’s independence.

The Audit Committee reviewed and discussed with the independent registered public accounting firm all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2023, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements, and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-described review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC.

Audit Committee

Jane E. DeFlorio, Chair

Linda B. Abraham

Terrance R. Ahern

Dawn M. Sweeney

SITE Centers Corp. ï 2024 Proxy Statement	55

9. Corporate Governance and Other Matters

Codes of Ethics

Code of Ethics for Senior Financial Officers

We have a Code of Ethics for Senior Financial Officers that applies to the senior financial officers of the Company, including, among others, the CEO, CFO, CAO, Controller, Treasurer, and Chief Internal Auditor (collectively, our “senior financial officers”). Among other matters, this code requires our senior financial officers to:

•	Act with honesty and integrity and ethically handle all actual or apparent conflicts of interest between personal and professional relationships;

•

Endeavor to provide information that is full, fair, accurate, timely and understandable in all reports and documents that we file with, or submit to, the SEC and other public filings or communications we make;

•

Endeavor to comply faithfully with all laws, rules and regulations of federal, state and local governments and all applicable private or public regulatory agencies as well as all applicable professional codes of conduct;

•	Not knowingly or recklessly misrepresent material facts or allow their independent judgment to be compromised;

•	Not use for personal advantage confidential information acquired in the course of their employment;

•	Proactively promote ethical behavior among peers and subordinates in the workplace; and

•	Promptly report any violation or suspected violation of this code in accordance with our Reporting and Non-Retaliation Policy and, if appropriate, directly to the Audit Committee.

Only the Audit Committee or our Board, including a majority of the independent Directors, may waive any provision of this code with respect to a senior financial officer. Any such waiver or any amendment to this code will be promptly disclosed on our website or in a Current Report on Form 8-K, as required by applicable rules or regulations. This code is posted on our website, www.sitecenters.com, under “Governance” in the “Investors” section.

Code of Business Conduct and Ethics

We also have a Code of Business Conduct and Ethics that addresses our commitment to honesty, integrity and the ethical behavior of our employees, officers and Directors. This code governs the actions and working relationships of our employees, officers and Directors with tenants, vendors, contractors, fellow employees, competitors, government and regulatory agencies and officials, potential or actual joint venture partners, third-party consultants, investors, the public, the media and anyone else with whom we may conduct business. Employees are required to review and acknowledge our Code of Business Conduct and Ethics on a periodic basis in connection with their completion of certain compliance training modules. Only our Board or the Nominating and ESG Committee may waive any provision of this code with respect to an officer or Director. Any such waiver or any amendment to this code will be promptly disclosed on our website or in a Current Report on Form 8-K, as required by applicable rules or regulations. The Company’s Corporate Compliance Officer may waive any provision of this code with respect to all other employees. This code is posted on our website, www.sitecenters.com, under “Governance” in the “Investors” section.

56	SITE Centers Corp. ï 2024 Proxy Statement

Reporting and Non-Retaliation Policy

We are committed to honesty, integrity and ethical behavior and have adopted a Reporting and Non-Retaliation Policy. The purpose of the policy is to encourage all employees to disclose any alleged wrongdoing that may adversely impact us, our tenants, shareholders, fellow employees, investors, or the public at large without fear of retaliation. The policy sets forth procedures for the reporting by employees and interested third parties of alleged financial (including auditing, accounting, and internal control matters) and non-financial wrongdoing on a confidential and anonymous basis, and a process for investigating such reported acts of alleged wrongdoing and retaliation. Reports concerning alleged wrongdoing may be made directly to our Corporate Compliance Officer, our Audit Committee Chair, or to NAVEX Global, an independent third-party service retained on our behalf. An inquiry or investigation is then initiated by the Corporate Compliance Officer or the Audit Committee Chair. The results of all investigations concerning wrongdoing are reviewed quarterly by the Corporate Compliance Officer and the Chair of the Audit Committee. Reports of all material matters are reported to our Board by the Chair of the Audit Committee and the Corporate Compliance Officer in a timely manner and, in no event, less than once per year. This policy is posted on our website, www.sitecenters.com, under “Governance” in the “Investor Relations” section.

Related-Party Transactions

We have a written policy regarding the review and approval of related-party transactions. A proposed transaction between us and certain parties enumerated in the policy must be submitted to our General Counsel or Corporate Compliance Officer. The relationship of the parties and the terms of the proposed transaction, among other things, are reviewed by our General Counsel or Corporate Compliance Officer to determine if the proposed transaction would constitute a material related-party transaction, in which case it is reported to the Nominating and ESG Committee prior to its approval. The Nominating and ESG Committee will then determine whether the transaction requires its approval. All material related-party transactions, whether or not those transactions must be disclosed under federal securities laws, are subject to prior approval by our Nominating and ESG Committee pursuant to the policy.

Engagement of Marsh USA LLC for Insurance Brokerage Services

In preparation for the renewal of the Company’s property insurance and general liability insurance coverages on January 1, 2024, the Company requested proposals from several insurance brokerage firms and held related meetings during 2023. Following these interviews, the Company selected Marsh USA LLC, an affiliate of Marsh & McLennan Cos. (“Marsh”), to serve as its broker for the placement of its property and liability coverages based on Marsh’s proposed strategy for the Company’s renewal and its reputation within the real estate industry. The brother-in-law of our Chief Financial Officer is an employee of Marsh. In connection with the placement of the Company’s property and liability insurance policies on January 1, 2024, the Company indirectly paid Marsh approximately $1,135,000 in brokerage commissions in January 2024. The Company has been advised that Marsh paid our Chief Financial Officer’s brother-in-law a one-time bonus of approximately $179,625 in connection with the Company’s engagement of Marsh.

SITE Centers Corp. ï 2024 Proxy Statement	57

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our common shares as of February 21, 2024, except as otherwise disclosed in the notes below, by each person who is known by us to own beneficially more than 5% of our outstanding common shares based on a review of filings with the SEC. Except as otherwise described in the following notes, the following beneficial owners have sole voting power and sole investment power with respect to all common shares set forth opposite their respective names.

MORE THAN 5% OWNERS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP OF COMMON SHARES		PERCENTAGE OWNERSHIP (%)(6)
Blackrock, Inc.	35,084,454	(1)	16.8
The Vanguard Group, Inc.	30,339,767	(2)	14.5
Alexander Otto	19,612,747	(3)	9.4
FMR LLC	16,699,390	(4)	8.0
State Street Corporation	11,984,263	(5)	5.7

(1)

According to a report on Schedule 13G/A filed with the SEC on January 22, 2024 by BlackRock, Inc., BlackRock, Inc. is the beneficial owner of 35,084,454 common shares and has sole voting power over 33,009,147 common shares and sole dispositive power over 35,084,454 common shares. The address for this reporting person is 50 Hudson Yards, New York, New York 10001.

(2)

According to a report on Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc., The Vanguard Group, Inc. is the beneficial owner of 30,339,767 common shares and has sole voting power over 0 common shares, shared voting power over 293,007 common shares, sole dispositive power over 29,843,443 common shares and shared dispositive power over 496,324 common shares. The address for this reporting person is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(3)

According to a Form 4 filed with the SEC on February 20, 2024 and Schedule 13D/A filed with the SEC on November 17, 2022, Alexander Otto was the beneficial owner of, and had sole voting and sole dispositive power over, 19,612,747 common shares. The address for this reporting persons is c/o David A. Brown, Alston & Bird LLP, 950 F Street, N.W., Washington, DC 20004.

(4)

According to a report on Schedule 13G filed with the SEC on February 9, 2024 by FMR LLC and Abigail P. Johnson, FMR LLC is the beneficial owner of, and has sole dispositive power over, 16,699,390 common shares and has sole voting power over 15,972,948 common shares. According to the report, members of Ms. Johnson’s family may be deemed to form a controlling group with respect to FMR LLC under the Investment Company Act of 1940. The address for FMR LLC and Ms. Johnson is 245 Summer Street, Boston, Massachusetts 02210.

(5)

According to a report on Schedule 13G/A filed with the SEC on January 29, 2024 by State Street Corporation, State Street Corporation is the beneficial owner of 11,984,263 common shares and has sole voting power over 0 common shares, shared voting power over 9,510,275 common shares, sole dispositive power over 0 common shares and shared dispositive power over 11,965,263 common shares. The address for this reporting person is State Street Financial Center, One Congress Street, Suite 1, Boston MA 02114-2016.

(6)	Percentages are calculated based on 209,357,377 of our common shares outstanding as of February 21, 2024.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our Directors, executive officers, and owners of more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of our common shares and other equity securities. Executive officers, Directors and owners of more than 10% of our common shares are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a).

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2023, all officers, Directors, and greater than 10% beneficial owners filed the required reports on a timely basis.

Shareholder Proposals for 2025 Annual Meeting of Shareholders

In order to be included in the Company’s proxy statement for the 2025 Annual Meeting, a shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act must be received in writing by our Secretary at 3300 Enterprise Parkway, Beachwood, Ohio 44122 no later than December [2], 2024, assuming the 2025 Annual Meeting is not advanced or delayed by more than 30 calendar days from the date of the first anniversary of the 2024 Annual Meeting, and otherwise comply with all requirements of the SEC for shareholder proposals.

If an eligible shareholder, or a group of up to 20 eligible shareholders, desires to have a Director nomination included in the Company’s proxy statement for the 2025 Annual Meeting, such nomination shall conform to the applicable requirements in

58	SITE Centers Corp. ï 2024 Proxy Statement

the Company’s Code of Regulations and any applicable regulations of the SEC concerning the submission and content of Director nominations for inclusion in the Company’s proxy statement, and must be received by our Secretary at 3300 Enterprise Parkway, Beachwood, Ohio 44122 no earlier than November [2], 2024 and no later than December [2], 2024, assuming the 2025 Annual Meeting is not advanced more than 30 calendar days and not delayed by more than 60 calendar days of the date of the first anniversary of the 2024 Annual Meeting.

In addition, the Company’s Code of Regulations provides that any shareholder who desires to make a Director nomination or a proposal of other business at an annual meeting without including the nomination or proposal in the Company’s proxy statement must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice must be delivered to the above address not less than 120 calendar days prior to the first anniversary of the date on which the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. In the event the annual meeting is advanced or delayed by more than 30 calendar days of the date of the anniversary of the preceding year’s annual meeting, the notice must be received not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made. Therefore, to be timely, any such proposal or nomination for the 2025 Annual Meeting must be received no later than December [2], 2024. The notice must also provide certain information required by the Company’s Code of Regulations.

In addition to satisfying the requirements under the Company’s Code of Regulations, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of Director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of Directors in support of Director nominees other than the Company’s) no later than March [9], 2025. If the date of the 2025 Annual Meeting is changed by more than 30 calendar days from the anniversary of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or the tenth calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by the Company. As to any proposal that a shareholder intends to present to shareholders other than by inclusion in our proxy statement for the 2025 Annual Meeting, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless we receive notice of the matter to be proposed not later than February 15, 2025. Even if proper notice is received on or prior to February 15, 2025, the proxies named in our proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

Householding

The SEC permits a single set of annual reports and Proxy Statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate Proxy Card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding. Only one copy of this Proxy Statement and the accompanying annual report will be sent to certain beneficial shareholders who share a single address, unless any shareholder residing at that address gave contrary instructions.

If any beneficial shareholder residing at such an address desires at this time or in the future to receive a separate copy of this Proxy Statement and the accompanying annual report or if any such shareholder who currently receives a separate Proxy Statement and annual report and would like to receive only a single set in the future, the shareholder should provide such instructions to us by calling Conor Fennerty, Chief Financial Officer, at (216) 755-5500, or by writing to SITE Centers Corp., Attn. Investor Relations, at 3300 Enterprise Parkway, Beachwood, Ohio 44122.

Other Matters

Shareholders and other interested parties may send written communications to our Board or the non-management Directors as a group by mailing them to our Board, c/o Corporate Secretary, SITE Centers Corp., 3300 Enterprise Parkway, Beachwood, Ohio 44122. All communications will be forwarded to our Board or the non-management Directors as a group, as applicable.

SITE Centers Corp. ï 2024 Proxy Statement	59

10. Frequently Asked Questions

Why did you send me this Proxy Statement?

The Company sent you this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, 2023 Annual Report, which includes our financial statements, and Proxy Card because our Board is soliciting your proxy to vote at our 2024 Annual Meeting. This Proxy Statement summarizes information you need to know in order to vote at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Shareholders who owned our common shares at the close of business on March 15, 2024, the record date for the Annual Meeting, are entitled to vote. On the record date, there were [     ] common shares outstanding.

How do I attend and vote at the virtual Annual Meeting?

The Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to physically attend the Annual Meeting in person. The online meeting will begin promptly on Wednesday, May 8, 2024 at 9:00 a.m. Eastern Time.

Attending the Annual Meeting as a Shareholder of Record. If you were a holder of record (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare) of common shares of the Company at the close of business on the record date, you will be able to participate in the Annual Meeting, vote electronically and submit questions during the live webcast of the meeting, without advance registration. You can access the meeting by visiting www.meetnow.global/MF72XG4 and entering the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials sent to you.

Registering to Attend the Annual Meeting as a Beneficial Owner. If you were a beneficial holder of common shares of the Company at the close of business on the record date (i.e. you held your shares in “street name” through an intermediary, such as a bank or broker), you must register in advance to participate in the Annual Meeting, vote electronically and submit questions during the live webcast of the meeting. To register in advance, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. The legal proxy must also include the number of common shares you own in the Company. You must forward a copy of the legal proxy, along with your email address, to Computershare. Requests for registration should be directed to Computershare by email at legalproxy@computershare.com no later than 5:00 p.m. Eastern Time, on Friday, May 3, 2024. You will receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetnow.global/MF72XG4 and enter your control number.

Attending the Annual Meeting as a Guest. If you would like to enter the meeting as a guest in listen-only mode, you should access the meeting center at www.meetnow.global/MF72XG4, click on the “Guest” tab and then enter the information requested on the following screen. Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.

Voting Shares. If you have a control number as discussed above, you will be able to vote your shares electronically during the Annual Meeting by clicking on the “Vote” tab on the meeting center site.

Once you submit your proxy, there is no need to vote at the Annual Meeting unless you wish to change or revoke your vote. Whether or not you plan to participate in the live webcast of the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the question below titled “How do I vote by proxy?”.

60	SITE Centers Corp. ï 2024 Proxy Statement

Asking Questions; Rules of Conduct. If you are a shareholder of record or if you have registered with Computershare as a beneficial owner in accordance with the process described above, you may submit questions before or during the Annual Meeting by accessing the meeting center at www.meetnow.global/MF72XG4, entering your control number and clicking on the “Q&A” tab in the upper right-hand corner of the page. Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints and in accordance with our rules of conduct for the Annual Meeting. Questions regarding matters that are not pertinent to the Annual Meeting will not be answered.

Technical Support. If you encounter technical difficulties accessing the virtual meeting platform or during the Annual Meeting, please contact Computershare Shareholder Services at 1-888-724-2416.

How many votes do I have?

Each common share of the Company outstanding on the record date is entitled to one vote on each item submitted to shareholders for their consideration. The accompanying Proxy Card indicates the number of shares that you owned on the record date. Our shareholders do not have the right to cumulate their votes in the election of Directors.

How do I vote by proxy?

Shareholders of record may vote either by completing, properly signing, and returning the accompanying Proxy Card via mail, by telephone, or over the Internet, or by attending and voting at the Annual Meeting. If you properly complete and timely return your Proxy Card or properly and timely follow the telephone or Internet voting instructions described below, your proxy (meaning one of the individuals named in the Proxy Card) will vote your shares as you have directed, provided however, if you do not indicate specific choices as to your vote, your proxy will vote your shares as recommended by our Board:

•	“FOR” the election of Linda B. Abraham, Terrance R. Ahern, Jane E. DeFlorio, David R. Lukes, Victor B. MacFarlane, Alexander Otto, Barry A. Sholem and Dawn M. Sweeney, as Directors;

•	“FOR” the authorization of the Board to effect, in its discretion, a reverse stock split of the Company’s common shares and adoption of a corresponding amendment to the Articles of Incorporation;

•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers;

•	“FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Shareholders of record may vote by calling 1-800-652-8683 or over the Internet by accessing the following website: www.investorvote.com/sitc. Voting instructions, including your shareholder account number and personal proxy control number, are contained on the accompanying Proxy Card. Those shareholders of record who choose to vote by telephone must do so prior to the commencement of the Annual Meeting.

A number of banks and brokerage firms participate in a program that also permits shareholders whose shares are held in “street name” to direct their vote by telephone or over the Internet. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the Internet by following the voting instructions enclosed with the voting instruction form from the bank or brokerage firm. The Internet and telephone proxy procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their proxy voting instructions, and to confirm that those instructions have been properly recorded. Votes directed by telephone through such a program must be received by 11:59 p.m., Eastern Time, on May 7, 2024.

If any other matter is presented at the Annual Meeting, your proxy will vote your shares in accordance with his or her discretion and best judgment. The Company did not receive any notice of a shareholder proposal to be presented at the Annual Meeting by December 5, 2023, the deadline pursuant to the advance notice provision of the Company’s Code of Regulations, and as of the date of this Proxy Statement, we are not aware of any matter to be acted on at the Annual Meeting other than those matters described in this Proxy Statement.

SITE Centers Corp. ï 2024 Proxy Statement	61

May I revoke my proxy?

If you are a shareholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with our Secretary, mailing a signed Proxy Card bearing a later date, submitting your proxy again by telephone or over the Internet or by voting online at the Annual Meeting. The powers of the proxy holders will be suspended if you vote your shares at the Annual Meeting, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

If you hold your shares beneficially in “street name,” you may change your vote by submitting new voting instructions to your brokerage firm or bank or, if you have obtained a legal proxy from your brokerage firm or bank giving you the right to vote your shares, by forwarding a copy of the legal proxy, along with your email address, to Computershare in order to obtain a control number and then using that control number to access and vote at the Annual Meeting.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board. We will bear the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, certain of our employees may solicit proxies by telephone, facsimile, or email. Those employees will not receive any additional compensation for their participation in the solicitation. We retained Georgeson, Inc., at an estimated cost of $16,000, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions, and individuals.

Can I receive these proxy materials by email in the future?

Yes. By doing so, you are reducing the impact on the environment and helping to save the Company the costs and expenses of preparing and mailing proxy materials. If you are a registered shareholder with your shares held in an account at our transfer agent, visit www.computershare.com/investor to create a login and to enroll. You may revoke your election to receive materials by email and instead receive a paper copy via mail at any time by visiting this website. If you hold your shares through a bank or broker, please refer to the information provided by that institution for instructions on how to elect to receive future proxy statements and annual reports over the Internet and how to change your delivery instructions.

What constitutes a quorum?

The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the aggregate number of our common shares issued and outstanding on the record date will represent a quorum permitting the conduct of business at the meeting. Proxy Cards that we receive marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining a quorum.

62	SITE Centers Corp. ï 2024 Proxy Statement

What vote is required to approve each proposal assuming that a quorum is present at the Annual Meeting?

Proposal One: Election of Eight Directors

To be elected, Directors must receive a majority of the votes cast (i.e., the number of shares voted “For” a Director nominee must exceed the number of votes cast “Against” that Director nominee). Broker non-votes and abstentions will not be considered votes cast at the Annual Meeting and will be excluded in determining the number of votes cast at the Annual Meeting.

Proposal Two:

Authorization of the Board to Effect, in its Discretion, a Reverse Stock Split of the Company’s Common Shares and the Adoption of a Corresponding Amendment to the Articles of Incorporation

Approval of this proposal will require the affirmative vote of the holders of a majority of our outstanding common shares. Broker non-votes and abstentions will have the same effect as votes cast against the proposal.

Proposal Three: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

This vote is advisory only and therefore is not binding on us or our Board. However, the Board and the Compensation Committee will review the results of the vote and will consider the affirmative vote of a majority of the votes cast on this Proposal to be approval by the shareholders of the compensation of our named executive officers. Broker non-votes and abstentions will not be considered votes cast at the Annual Meeting and will be excluded in determining the number of votes cast at the Annual Meeting.

Proposal Four: Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm

Although our independent registered public accounting firm may be selected by the Audit Committee without shareholder approval, the Audit Committee will consider the affirmative vote of a majority of the votes cast on this Proposal to be a ratification by the shareholders of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Abstentions will not be considered votes cast at the Annual Meeting and will be excluded in determining the number of votes cast at the Annual Meeting.

For shareholders who hold their common shares in “street name” through banks or brokerage firms and do not instruct their bank or broker how to vote, the bank or brokerage firm will not vote such shares for Proposals One, Two or Three resulting in broker non-votes with respect to such shares. As a result, it is important that shareholders vote their shares.

By order of the Board of Directors,

AARON M. KITLOWSKI

Secretary

Dated: April [ ], 2024

SITE Centers Corp. ï 2024 Proxy Statement	63

Annex A

AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT

FOURTH: The authorized number of shares of the Corporation is ~~311,000,000~~ [•], consisting of ~~300,000,00~~ [•] common shares, $0.10 par value per share (hereinafter called “Common Shares”), 750,000 Class A Cumulative Preferred Shares, without par value (hereinafter called “Class A Shares”), 750,000 Class B Cumulative Preferred Shares, without par value (hereinafter called “Class B Shares”), 750,000 Class C Cumulative Preferred Shares, without par value (hereinafter called “Class C Shares”), 750,000 Class D Cumulative Preferred Shares, without par value (hereinafter called “Class D Shares”), 750,000 Class E Cumulative Preferred Shares, without par value (hereinafter called “Class E Shares”), 750,000 Class F Cumulative Preferred Shares, without par value (hereinafter called “Class F Shares”), 750,000 Class G Cumulative Preferred Shares, without par value (hereinafter called “Class G Shares”), 750,000 Class H Cumulative Preferred Shares, without par value (hereinafter called “Class H Shares”), 750,000 Class I Cumulative Preferred Shares, without par value (hereinafter called “Class I Shares”), 750,000 Class J Cumulative Preferred Shares, without par value (hereinafter called “Class J Shares”), 750,000 Class K Cumulative Preferred Shares, without par value (hereinafter called “Class K Shares”), 750,000 Noncumulative Preferred Shares, without par value (hereinafter called “Noncumulative Shares”), and 2,000,000 Cumulative Voting Preferred Shares, without par value (hereinafter called “Voting Preferred Shares”). The Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class E Shares, Class F Shares, Class G Shares, Class H Shares, Class I Shares, Class J Shares, Class K Shares and Voting Preferred Shares are sometimes collectively referred to herein as the “Cumulative Shares.”

Effective as of ~~5:00 p.m.~~ [     ] [a.m./p.m.], Eastern Time, on ~~May 18, 2018~~[Effective Time to be determined] (the “Effective Time”), each ~~two~~[•]1 of the Common Shares issued and outstanding or held by the Corporation as treasury stock shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined and converted into one Common Share. Each outstanding share certificate that, immediately prior to the Effective Time, represented one or more Common Share shall, thereafter, automatically and without the necessity of surrendering the same for exchange, represent the number of whole Common Shares equal to the product of (x) the number of Common Shares represented by such certificate immediately prior to the Effective Time and (y) ~~one half~~[•]2, rounded down to the nearest whole integer; and Common Shares held in uncertificated form shall be treated in the same manner. No fractional shares shall be issued in connection with such combination and conversion and, in lieu thereof, any holder of less than one Common Share shall, upon due surrender to the Corporation, be entitled to receive a cash payment equal to its pro rata portion of the net proceeds of the open market sale of all fractional Common Shares that would otherwise be issued, aggregated into whole Common Shares, at prevailing market prices.

At the Effective Time, the stated capital of the Common Shares shall be reduced proportionately to the reduction in the number of issued and outstanding Common Shares.

DIVISION A

[…]

1

To be a whole number of our common shares between and including two and ten. If the reverse stock split proposal is approved by shareholders, the amendment to our Articles of Incorporation filed with the Secretary of State of the State of Ohio will include only that reverse stock split ratio determined by the Board to be in the best interests of the Company and its shareholders.

2	To reflect the final ratio determined by the Board within the range proposed to our shareholders.

A-1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all the director nominees listed and FOR Proposals 2, 3 and 4.

1.	Election of Eight Directors:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Linda B. Abraham	☐	☐	☐	02 - Terrance R. Ahern	☐	☐	☐	03 - Jane E. DeFlorio	☐	☐	☐
	04 - David R. Lukes	☐	☐	☐	05 - Victor B. MacFarlane	☐	☐	☐	06 - Alexander Otto	☐	☐	☐
	07 - Barry A. Sholem	☐	☐	☐	08 - Dawn M. Sweeney	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Authorization of the Company’s Board of Directors to Effect, in its Discretion, a Reverse Stock Split of the Company’s Common Shares and Adoption of a Corresponding Amendment to the Company’s Fourth Amended and Restated Articles of Incorporation.	☐	☐	☐	3.	Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers.	☐	☐	☐

4.	Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. Date and sign below.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

∎		1 U P X 6 0 4 1 8 2

03XVIB

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on May 8, 2024.

The SITE Centers Corp. 2024 Proxy Statement and the 2023 Annual Report to Shareholders are available at: www.proxydocs.com/sitc

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy – SITE Centers Corp.

Annual Meeting of Shareholders - May 8, 2024

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Conor M. Fennerty and Aaron M. Kitlowski, and each of them, with power to act without the others and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the SITE Centers Corp. Common Shares that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 8, 2024 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

(Continued and to be marked, dated and signed on the other side)

If voting by mail, complete sections A and B on the reverse side of this card.